UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ASK JEEVES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ASK JEEVES, INC. 555 12th Street, Suite 500 Oakland, California 94607

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 24, 2005

To the Stockholders of Ask Jeeves, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of Ask Jeeves, Inc., a Delaware corporation, will be held on Tuesday, May 24, 2005 at 10:00 a.m. local time at the Oakland Marriott City Center Hotel, 1001 Broadway, Oakland, California. At the meeting we will call for votes regarding the:

•	election of two directors to hold office until the 2008 Annual Meeting of Stockholders, and until their successors are duly elected and qualified; and

•	ratification of our audit committee’s selection of Ernst & Young LLP as our independent auditors for our fiscal year ending December 31, 2005.

     We will also consider, and potentially vote upon, any other business that may properly come before the meeting or any adjournments or postponements that may take place.

     The foregoing matters are more fully described in the proxy statement accompanying this Notice. Our board of directors recommends that you vote for each of the director nominees named in the accompanying proxy statement and in favor of the ratification of Ernst & Young LLP as our auditors.

     At the meeting we may also discuss our 2004 business results and other matters of interest to stockholders.

     On March 21, 2005, we signed an Agreement and Plan of Merger and Reorganization with IAC/InterActiveCorp and its newly-formed merger subsidiary, AJI Acquisition Corp. Pursuant to the Merger Agreement, if certain conditions are satisfied, that merger subsidary will merge with and into Ask Jeeves, Inc., and we will become a wholly-owned subsidiary of IAC. One of the conditions to this merger is approval by our stockholders, who will receive 1.2668 shares of IAC common stock in the merger in exchange for each share of our common stock they hold, subject to certain adjustments. The merger will NOT be voted upon at the upcoming Annual Meeting. Instead, we expect to call a special meeting to consider the merger. This document relates to the Annual Meeting only; you are not being asked to grant a proxy to vote at the special meeting at this time. More information about the proposed merger will be available in a proxy statement that we will circulate in advance of the special meeting. That proxy statement will be mailed to our stockholders after it is filed with the Securities and Exchange Commission, and will be publicly available without charge on the website maintained by SEC the at www.sec.gov. Stockholders should read that proxy statement carefully because it will contain important information regarding our proposed acquisition by IAC.

     Only stockholders who owned stock at the close of business on April 7, 2005 can vote at this Annual Meeting or any adjournments or postponements that may take place.

By Order of the Board of Directors,

Brett M. Robertson
EVP, Secretary and General Counsel

Oakland, California
April 16, 2005

TO KEEP OUR COSTS DOWN, PLEASE VOTE TODAY

     All stockholders are cordially invited to attend our Annual Meeting in person. Whether or not you expect to attend the meeting, please complete and return the enclosed proxy card immediately in order to ensure your vote is counted. Even after you return the proxy card, you can attend the meeting and change your vote by voting in person. You may also revoke your proxy at any time prior to the Annual Meeting. If you hold our stock through a broker, you might be able to vote by phone or over the Internet. Please check the voting card enclosed by (or on behalf of) your broker for more information regarding phone or Internet voting. If you vote your shares through a broker, bank or other nominee and wish to change your vote at the meeting, you must coordinate the change through such broker, bank or nominee sufficiently in advance of the meeting.

PROXY STATEMENT

     This proxy statement, dated April 16, 2005, relates to the solicitation of proxies by the board of directors of Ask Jeeves, Inc. for use at our 2005 Annual Meeting of stockholders, which is scheduled to be held on Tuesday, May 24, 2005. We expect to begin mailing this proxy statement to stockholders on or about April 25, 2005.

Preliminary Note Regarding Our Trademarks

     Our registered trademarks in the U.S. include Ask Jeeves; the “Ask!” button design; Ask.com; Excite; the “Excite” design; iWon; the “iWon” design; the “Jeeves” design (a stylized depiction of our butler logo); Teoma; the “Teoma” design (a stylized depiction of the Teoma word trademark) and “Search with Authority” (a phrase we use on the Teoma.com Web site). The trademarks “Ask Jeeves” and the “Jeeves” design are registered in Australia, Canada, China, the European Community, France, Germany, Japan, Korea, Mexico, Norway, Spain, and the United Kingdom. The trademarks Excite and the “Excite” design are registered in Argentina, Chile, Mexico and Venezuela. In addition, the trademark iWon is registered in the European Community and the “iWon” design is registered in Canada, Hong Kong, Japan, Mexico and Singapore. This proxy statement also contains trademarks and trade names of third parties.

PROXY SOLICITATION AND VOTING

General

     The enclosed proxy is solicited on behalf of the board of directors of Ask Jeeves, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Tuesday, May 24, 2005, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Oakland Marriott City Center Hotel, 1001 Broadway, Oakland, California. We intend to begin mailing this proxy statement and accompanying proxy card on or about April 25, 2005 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

     Ask Jeeves will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians that hold in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees or, at our request, a professional proxy solicitor. No additional compensation will be paid to our directors, officers or other regular employees for such services, but any professional proxy solicitor will be paid its customary fee if it renders solicitation services.

     We do not currently intend to engage a professional proxy solicitor in connection with the Annual Meeting.

Record Date and Voting Rights

     Holders of record of common stock at the close of business on April 7, 2005 are entitled to notice of and to vote at the Annual Meeting. As of the record date, we had outstanding 59,016,722 shares of our common stock., and each share entitles the holder to one vote per share on each matter to be voted upon at the Annual Meeting. Each board of directors seat up for election is considered to be a separate matter. Cumulative voting is not allowed.

Inspector of Election

     All votes will be tabulated by the inspector of election, who will be a representative of Equiserve Trust Company, N.A. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions

     When an eligible voter attends the meeting but decides not to vote, his or her decision not to vote is called an “abstention.” Properly executed proxy cards that are marked “abstain” or “withhold authority” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

•	abstention shares are present and entitled to vote for purposes of establishing a quorum, as discussed in more detail below;

•	abstention shares will be treated as not voting for purposes of determining the outcome on any proposal for which the minimum vote required (under applicable rules) for approval of the proposal is a plurality (or a majority or some other percentage) of the votes actually cast; and

•	abstentions will have the same effect as votes against a proposal if the minimum vote required (under applicable rules) for approval of the proposal is a majority (or some other percentage) of the shares present, the voting power present or the shares entitled to vote.

Quorum

     A quorum must initially be established at the meeting before any proposal may be voted upon. Under our bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of our outstanding shares entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.

     At the close of business on the record date, April 7, 2005, we had outstanding 59,016,722 shares of Ask Jeeves common stock (excluding shares held in treasury), all of which are entitled to vote at the Annual Meeting. Accordingly, a majority of that number, or 29,508,362 shares, must be present (either in person or represented by proxy) at the meeting to establish a quorum.

     For purposes of establishing a quorum, abstentions will count as shares present and entitled to vote at the meeting and thus will count toward the establishment of a quorum. Broker non-votes (explained below) will also count toward the establishment of a quorum, so long as the broker’s proxy card grants voting power over at least one proposal (or other issue) to the designated proxy.

     In the absence of a quorum, the meeting may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented at the meeting, but no other business may be transacted at the meeting. Once a quorum has been established, the stockholders present (in person or by proxy) may continue to transact business until the meeting is adjourned, even if so many other stockholders have withdrawn from the meeting that a quorum is no longer present.

Broker Non-Votes

     Many of our investors do not hold our shares directly, but instead hold the shares in “street name” through their brokers. Under the rules applicable to stock exchange members, most brokers holding shares for their clients do not have authority to vote those shares regarding stock option plan proposals or extraordinary proposals unless the client provides specific voting instructions to the broker. When no such instructions are received, brokers are generally required to return the proxy card (or a substitute) marked with an indication that the broker lacks voting power over that particular proposal. This type of response is known as a “broker non-vote.”

     Shares resulting in broker non-votes as to any proposal will be treated as shares that are not entitled to be voted on that proposal and, accordingly, will not be among the voting power present for that proposal (even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters). Thus, broker non-votes will have the effect of reducing the number of affirmative votes that must be cast in order to approve any proposal the passage of which (under applicable rules) requires the affirmative vote of a majority (or some other percentage) of the voting power present or of the shares entitled to vote on that proposal.

Vote Required

     Proposal One: In the election of directors, the two candidates who receive a plurality of the votes (that is, the two candidates who receive the most votes), will become directors. The newly elected directors’ three-year term of office will begin immediately following the Annual Meeting.

     Proposal Two: To ratify the appointment of our auditors, a majority of the shares present (in person or represented by proxy) at the meeting and entitled to vote on the proposal must be voted in favor of the proposal.

     If other proposals are properly brought before the Annual Meeting, the vote required for approval of the proposals will be determined by reference to Delaware law, Nasdaq rules, and the Ask Jeeves charter and bylaws, to the extent applicable. Under our bylaws, if no other standard is applicable, approval of a proposal requires the affirmative vote of a majority of the shares present (in person or represented by proxy at the meeting) and entitled to vote on the subject matter.

     Please note that our proposed acquisition by IAC/InterActiveCorp will not be voted upon at this Annual Meeting. We expect to call a separate special meeting to consider that proposal. See “Security Ownership of Certain Beneficial Owners and Management—Change in Control Arrangements” on page 22.

Revocability of Proxies

     Any stockholder of record giving a proxy pursuant to this solicitation retains the power to revoke it at any time before it is voted. It may be revoked by:

•	filing a written notice of revocation or a duly executed proxy bearing a later date with the Corporate Secretary of Ask Jeeves at our principal executive offices at 555 12th Street, Suite 500, Oakland, CA 94607; or

•	attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

     Please note that if your shares are held of record by a broker, bank or other nominee, you must contact that record holder to determine how to revoke any proxies the record holder submitted on your behalf.

PROPOSAL 1

ELECTION OF DIRECTORS

     Our Amended and Restated Certificate of Incorporation and bylaws provide that our board of directors shall be divided into three classes, with each class having a three-year term. Our bylaws provide that vacancies on our board of directors may be filled by persons elected by a majority of the remaining directors (or by a vote of the stockholders, if the board of directors calls for such a vote). A director elected by our board of directors to fill a vacancy (including a vacancy created by an increase in our board of directors) serves for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and has qualified.

     Our board of directors is currently composed of eight members. The terms of our two Class III directors, Messrs. Carlick and Kirsner, expire in 2005. The nominating committee has recommended, and our board of directors has selected, each of them to stand for re-election to the board. (The nominees did not participate in the board’s vote.) If elected at the Annual Meeting, each Class III director nominee will serve until the 2008 Annual Meeting and until his successor is elected and has qualified, or until his earlier death, resignation or removal. Pursuant to our merger agreement with IAC (described on page 22 under the caption “Change in Control Arrangements”), if and when we are acquired by IAC our directors (including directors elected at this Annual Meeting) will resign and will be replaced by directors appointed by IAC.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, FOR the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as may be designated by the present board of directors. Each person nominated for election has agreed to serve if elected and our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election to a Three-year Term Expiring at the 2008 Annual Meeting

     David S. Carlick, age 55, was appointed as a director of Ask Jeeves in August 2001. Mr. Carlick currently serves as chairman of our compensation committee and nominating committee and as a member of our audit committee. Mr. Carlick has served in various positions leading to partner at VantagePoint Venture Partners, a venture capital firm, from October 1997, and is presently a Managing Director with that firm. From April to September 1997, Mr. Carlick was President, Media Operations for PowerAgent, a start-up company involved in opt-in marketing and consumer privacy. Prior thereto, Mr. Carlick held positions leading to Executive Vice President at Poppe Tyson, an advertising agency and interactive marketing firm and subsidiary of BJK&E Worldwide (Bozell) from April 1993 until March 1997. In 1995, while at Poppe Tyson, Mr. Carlick co-founded DoubleClick, which provides on-line marketing services. Prior thereto, Mr. Carlick founded Carlick Advertising in 1979, which was acquired by Bozell in 1993. Mr. Carlick is chairman of the board of directors and chairman of the nominating committee of Intermix Media, Inc. (formerly eUniverse, Inc.), a publicly-held company that sells advertising across its network of third-party entertainment and community Web sites and also engages in online direct marketing of consumer products (primarily health, beauty and cosmetic items). He also currently serves as a director of All Business and Reachlocal, both privately-held companies. Until March 2005, Mr. Carlick served as a director of two additional privately-held companies, SatMetrix Systems (where he was also chairman of the nominating committee) and Touchpoint, Inc. Mr. Carlick holds a BA degree in business with an accounting emphasis from San Jose State University.

     James D. Kirsner, age 61, was appointed as a director of Ask Jeeves in January 2001. Mr. Kirsner currently serves as Chairman of our audit committee. Mr. Kirsner retired in June 2001 from Barra, Inc., a provider of analytical models, information, software and services to investment managers worldwide, where he had served as Vice President, Barra Ventures, since January 2001 and as Chief Financial Officer from November 1993 to January 2001. Prior to Barra, Mr. Kirsner was a partner in the audit and business advisory practice of Arthur Andersen LLP. Since February 2001, Mr. Kirsner has provided business consulting services to various companies, including Tukman Capital Management, Inc., a registered investment advisor. Mr. Kirsner is a member of the board of directors of Bank of Marin, a publicly-traded banking institution, and Cool Systems, Inc., a privately-held company. Mr. Kirsner holds a BS degree in economics and an MS degree in accounting from the Wharton School of the University of Pennsylvania. Mr. Kirsner was also a general course student at the London School of Economics.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
IN FAVOR OF EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL 2

RATIFICATION OF OUR AUDIT COMMITTEE’S
SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

     Our independent auditors are selected by, and report to, the audit committee of our board of directors. Our audit committee has selected Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2005. The audit committee has further recommended to our board that we submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our annual financial statements since 1998. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as our independent auditors is not required by our bylaws or otherwise. However, our board of directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. Shares represented by executed proxies will be voted, if authority to do so is not withheld, FOR the ratification of Ernst & Young LLP as our independent auditors. If the stockholders do not ratify the selection, our audit committee will consider whether or not to retain an alternate firm. Even if the selection is ratified, our audit committee in its discretion may appoint different independent auditors at any time during the year if it determines that such a change would be in our best interest.

     To ratify our audit committee’s engagement of Ernst & Young LLP as our independent auditors for 2005, a majority of the shares present (in person or represented by proxy) at the meeting and entitled to vote on the proposal must be voted in favor of Proposal 2.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
IN FAVOR OF PROPOSAL 2.

OTHER MATTERS

     On the date of this proxy statement, our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies solicited hereby will be voted in accordance with the best judgment of the person or persons voting such proxies.

     Please note that our proposed acquisition by IAC/InterActiveCorp will not be voted upon at this Annual Meeting. A separate special meeting will be called to consider that proposal. See “Security Ownership of Certain Beneficial Owners and Management—Change in Control Arrangements” on page 22.

OUR DIRECTORS

     Our directors as of April 16, 2005 are as follows:

			Current
			Term
Name	Age	Position	Expires
A. George (“Skip”) Battle	61	Executive Chairman of the Board of Directors	2007
Steven Berkowitz	46	Chief Executive Officer, Director	2007
David S. Carlick (1)(2)(3)	55	Director	2005
James Casella (2)	56	Director	2006
Joshua C. Goldman (1)	39	Director	2006
Garrett Gruener	50	Director	2007
James D. Kirsner (1)	61	Director	2005
Geoffrey Y. Yang (3)	46	Director	2006

(1)	Audit Committee Member

(2)	Compensation Committee Member

(3)	Nominating Committee Member

2004 Meetings of the Board and the Independent Directors in Executive Session

     During the fiscal year ended December 31, 2004, our board of directors held nine (9) meetings, and acted by unanimous written consent an additional seven (7) times. In 2004, each member of our board of directors attended (or participated by telephone) in 75% or more of the meetings held by the board and the committees on which he then served.

     As required by Nasdaq rules, our independent directors hold regular executive sessions, which are meetings at which only independent directors are present. During 2004, our independent directors met in executive session five (5) times. These sessions generally follow the full board meetings and are often chaired by Mr. Carlick.

Attendance of Directors at the Annual Meeting of Stockholders

     Our board has a policy regarding director attendance at the Annual Meeting of stockholders. This policy calls upon directors to endeavor in good faith to attend our annual stockholders’ meetings so as to facilitate effective communication with our stockholders, whom such directors represent. We believe this policy will permit our board to receive our stockholders’ ideas for, and to respond to any concerns they raise regarding, our company and its operations. Our 2004 Annual Meeting of stockholders was attended by all of our directors, other than Mr. Casella.

Stockholder Communications with the Board

     Stockholders may send communications to our directors. Such communications should be in writing addressed to a director, the full board or any board committee in care of our Corporate Secretary, Brett M. Robertson, Esq. at our principal business address and will be forwarded promptly to the addressee. Any communications addressed to the “independent” or “outside” directors (or words of similar effect) will be forwarded to the chair of the audit committee. If the volume of communications from stockholders were to increase substantially, we may consider implementing procedures for determining which messages should be forwarded to our directors.

Directors Continuing in Office Until the 2006 Annual Meeting

     James Casella, age 56, was appointed as a director of Ask Jeeves in April 2004 and is currently a member of our compensation and nominating committees. Since January 2002, Mr. Casella has been the chief executive officer of Reed Business Information, a business-to-business publisher and a subsidiary of Reed Elsevier plc. Prior to joining Reed, from October 2000 until January 2002, Mr. Casella served as CEO and Vice Chairman of Round1, a provider of enterprise-level financial services software. Round1 filed a Chapter 7 bankruptcy petition in 2001. From 1999 to 2000, Mr. Casella served as the President and CEO of PennNet (currently known as PennEnergy), the Internet division of PennWell. From 1994 to 1999, Mr. Casella served as Chief Operating Officer of International Data Group (IDG), an integrated media company. From 1992 to 1994, Mr. Casella served as President and Chief Operating Officer of IDG’s InfoWorld Publishing Inc. Before joining IDG, Mr. Casella co-founded Signal Research, Inc., a publisher of magazines and books about electronic entertainment, serving as its President and Chief Operating Officer, as well as a director, from 1988 to 1992. From 1982 to 1987, Mr. Casella held several positions at Capital Cities/ABC Consumer Magazines. There, he served as President from 1985 to 1987 and as Vice President of Operations in 1984. From 1982 to 1984, he was Advertising Director, High Fidelity/Musical America. Before that, Mr. Casella spent eight years in sales and marketing management at Harcourt Brace Jovanovich, serving as vice president of sales and marketing for HBJ Media Systems, a unit of Harcourt Brace Jovanovich, from 1978 to 1982. Mr. Casella started his publishing career in 1971 as a sales representative with college textbook publisher Appleton Century Crofts, a division of Meredith Corporation. Mr. Casella serves as secretary and a member of the board of American Business Media. Mr. Casella is a former member of the boards of PennEnergy (a private company), BPA International (where he served on the executive committee) and IDG Books. Mr. Casella received his BA degree cum laude from Boston College.

     Joshua C. Goldman, age 39, has served as a director of Ask Jeeves since March 2002 and is currently a member of our audit committee. Since July 2002, Mr. Goldman has served as President and Chief Executive Officer, and is a director, of Akimbo Systems, Inc. (formerly Blue Falcon Networks), a provider of software and services for video-on-demand program delivery to televisions over broadband Internet connections. From March 2002 to July 2002, Mr. Goldman was the Entrepreneur-in-Residence of Sprout Group, a venture capital firm. Mr. Goldman served as President and Chief Executive Officer of mySimon, Inc., an e-commerce and comparison shopping service, from January 1999 to March 2002, and as Vice President, Marketing of mySimon from November 1998 to January 1999. During Mr. Goldman’s tenure as its CEO, mySimon was acquired by CNET Networks, Inc. (in February 2000) and later that year Mr. Goldman was named President of CNET’s Consumer Division (while continuing as CEO of mySimon), until his resignation from both positions in March 2002. Prior to mySimon, from April 1996 to April 1998, Mr. Goldman was Partner and Vice President of Business Solutions of USWeb, Inc., an e-commerce company. Mr. Goldman is a member of the board of directors and serves on the audit committee of Synaptics, Inc., a publicly-held developer and supplier of custom-designed interface solutions for personal computers, consumer electronics, and embedded systems. Mr. Goldman is also a director of Premier Guide, Inc., a privately-held company. Mr. Goldman holds a BS (honors) degree in computer science from Tufts University and an MBA degree from Harvard Business School.

     Geoffrey Y. Yang, age 46, has served as a director of Ask Jeeves since February 1999 and is currently a member of our nominating committee. Since August 1999, Mr. Yang has been a managing director of Redpoint Ventures, a family of early-stage venture capital funds in which he was a founding partner. He also serves as a general partner of Institutional Venture Partners (IVP), another family of venture capital funds, which he joined in June 1989. In these positions, Mr. Yang focuses on networking and digital media investments. Prior to joining IVP, Mr. Yang was an associate with First Century Partners, the venture capital affiliate of Smith Barney. He also held technical support and marketing positions at International Business Machines Corp. (IBM). Mr. Yang serves on the board of directors and is a member of the compensation and nominating committees of TiVo, Inc., a public company marketing digital video recorders and related services. He is also a director of ten privately-held companies (for which he serves on three audit committees and four compensation committees) and is active in civic and non-profit organizations, including as a member of the President’s Information Technology Advisory Committee. Mr. Yang holds a BSE degree in engineering management systems from Princeton University and an MBA degree from the Stanford Graduate School of Business.

Directors Continuing in Office Until the 2007 Annual Meeting

     A. George (“Skip”) Battle, age 61, has served as a director of Ask Jeeves since August 1998 and as Executive Chairman of our Board of Directors since January 1, 2004. He was our Chief Executive Officer from December 2000 until December 31, 2003. Prior to joining Ask Jeeves, from 1995 to 2000, Mr. Battle was a business consultant and investor and served as a member of the boards of directors of several technology companies. Prior thereto, Mr. Battle served with Andersen Consulting in various roles including Worldwide Managing Partner, Market Development and as a member of the firm’s Executive Committee, Global Management Council and Partner Income Committee. Mr. Battle retired from Andersen Consulting in June 1995. Mr. Battle is currently Chairman of the Board of Fair, Isaac and Company, Inc. and a director of Masters Select Equity Fund, Masters Select International Fund, Masters Select Value Fund and Masters Select Smaller Company Fund (all registered investment companies), and two non-profit organizations. In 2004, Mr. Battle also served as a director of PeopleSoft, Inc., until its acquisition by Oracle Corp, and of Barra, Inc. Mr. Battle holds a BA degree in economics from Dartmouth College and an MBA degree from the Stanford Graduate School of Business.

     Steven Berkowitz, age 46, has served as our Chief Executive Officer and as a director since January 1, 2004. He was named President of our Web Properties division in May 2001, and was promoted to President of our company in July 2003, after the sale of our Jeeves Solutions division. From 1999 to 2001, Mr. Berkowitz served as President and CEO of Intermap Systems, an application service provider focused on online consumer healthcare information systems. From 1994 to 1999, Mr. Berkowitz served as President and Chief Operating Officer of IDG Books, a publishing company best known for its “Dummies” line of instructional books and the “Cliff’s Notes” series, which IDG acquired under Mr. Berkowitz’s leadership. Mr. Berkowitz does not sit on any other company’s board of directors. Mr. Berkowitz holds a BA degree in accounting from the State University of New York at Albany.

     Garrett Gruener, age 50, is a founder of Ask Jeeves and has been on our board since June 1996, serving as Chairman from December 2000 through December 2003. He also served as our corporate secretary from June 1996 to August 1997. Mr. Gruener is a founding general partner and a managing director of Alta Partners, a venture capital firm, which was formed in February 1996. Prior to joining Alta Partners, Mr. Gruener was a general partner of Burr, Egan, Deleage & Co., a venture capital firm, since September 1992. Mr. Gruener is a member of the board of directors of Nanomix, Inc. and Kona Blue Water Farms and is co-chairman of Chabot Space and Science Center Foundation. Mr. Gruener holds a BS degree from the University of California, San Diego and an MA degree from the University of California, Berkeley, both in political science.

COMMITTEES OF THE BOARD OF DIRECTORS

     Our board of directors has three standing committees: the audit committee, the compensation committee and the nominating committee. Each of them is described below. Our board also forms ad hoc committees from time to time.

Audit Committee

     Our audit committee meets with our independent auditors at least quarterly to review the results of the annual audit and discuss the annual and quarterly consolidated financial statements; receives and considers the independent auditors’ comments as to financial controls; provides oversight related to our financial reporting practices and the quality and integrity of our financial reports and, pursuant to authority set forth in its charter, selects and engages our independent auditors. The audit committee has the authority to obtain advice and assistance from, and receive appropriate funding from our company for, outside legal, accounting or other advisors as the audit committee deems necessary to carry out its duties.

     Our audit committee is composed of three non-employee directors, Messrs. Kirsner (chairman), Carlick, and Goldman. Our audit committee met ten (10) times during 2004. All members of the audit committee are able to read and understand financial statements. Mr. Kirsner also qualifies as an audit committee financial expert, as defined by the SEC, and is financially sophisticated as required by the Nasdaq listing standards.

     Our audit committee operates under a written charter adopted by our board of directors. This charter was amended and restated in early 2004 and the current version appears as an appendix to this proxy statement. The three current members of the audit committee, Messrs. Carlick, Goldman and Kirsner, are independent under Nasdaq’s independence standards.

Compensation Committee

     Our compensation committee has been delegated the authority by our board of directors to administer all of our equity incentive plans and our employee stock purchase plan. Our compensation committee makes recommendations concerning salaries and incentive compensation, makes awards under our equity incentive plans and otherwise determines compensation levels and performs such other functions regarding compensation as our board of directors may delegate. Our compensation committee has delegated to Steven Berkowitz the power to approve option awards to non-executives (i.e. to employees who are not officers, as defined under Section 16 of the Securities Exchange Act of 1934).

     Our compensation committee is composed of two non-employee directors: David Carlick (chairman) and James Casella. Prior to August 26, 2004, Geoffrey Yang held the seat currently occupied by Mr. Casella. All three of these directors are independent under Nasdaq’s independence standards. Our compensation committee met twice during 2004 and acted by written consent an additional four (4) times. Our compensation committee operates under a written charter adopted by our board of directors. This charter was amended and restated in early 2004 and the current version appears as an appendix to this proxy statement.

Compensation Committee Interlocks and Insider Participation

     Our compensation committee is composed of two non-employee directors: David Carlick (chairman) and James Casella. Prior to August 26, 2004, Geoffrey Yang held the seat currently occupied by Mr. Casella. None of the members who served on our compensation committee in 2004 is a current or former officer or employee of our company or any of our subsidiaries. Mr. Carlick is the chairman of our compensation committee and also is the chairman of the board of Intermix Media, Inc. (an advertising network and online direct marketer formerly known as eUniverse), which paid us approximately $246,000 in 2004 in exchange for online advertising services delivered through our ISH properties. Intermix Media’s ad campaign with ISH began prior to our May 6, 2004 acquisition of ISH and ended in July 2004. Mr. Carlick had no direct personal interest in those transactions, which were subsequently ratified by the other members of our audit committee. Apart from Mr. Carlick’s relationship with Intermix Media, none of the members who served on our compensation committee in 2004 had any relationships in 2004 requiring disclosure by our company under the SEC’s rules regarding related party transactions. During 2004, none of our executive officers served as a member of the board of directors or compensation committee of any entity that had one or more executive officers who served on our board of directors or compensation committee.

Nominating Committee

     In late 2003, our board of directors created a nominating committee. The nominating committee is responsible for annually identifying and recommending to the board of directors the nominees to be selected by the board to stand for election as directors at each Annual Meeting of stockholders. The committee is also responsible for periodically assessing, developing and communicating with the full board concerning the appropriate criteria to be utilized in evaluating potential director nominees.

     Our nominating committee is composed of two non-employee directors: David Carlick (chairman) and GeoffreyYang. Prior to August 26, 2004, Garrett Gruener held the seat currently occupied by Mr. Yang. All three of these directors are independent under Nasdaq’s independence standards. Our nominating committee acted by written consent twice in 2004. Our nominating committee operates under a written charter adopted by our board of directors. The charter is not currently available on our website but appears as an appendix to this proxy statement. The nominating committee recommended the director nominees named in this proxy statement.

Policy on Nominations by Stockholders

     The nominating committee will consider nominees recommended by stockholders. Any such recommendations should be submitted in writing to the Chairman of the Nominating Committee, in care of our corporate secretary, Brett M. Robertson, at our principal business address. The submission should include:

•	the stockholder’s name, address and phone number and a statement of the number of shares of our common stock beneficially owned by the stockholder during the year preceding the submission date;

•	the recommended nominee’s name, address and phone number; and

•	a statement of the recommended nominee’s qualifications for board membership (with particular emphasis on the criteria identified as important by our nominating committee, which are listed below).

     To be timely, the written materials must be submitted within the time permitted for submission of a stockholder proposal for inclusion in our proxy statement for the annual meeting. See “Deadlines for Submitting Stockholder Proposals for Next Year’s Annual Meeting.”

     The nominating committee intends to evaluate prospective nominees recommended by stockholders in the same manner and against the same criteria as any other prospective nominee identified by any other source. The criteria and process that the committee intends to apply are described below.

     Under SEC rules, if we receive a nominee recommendation from a stockholder who beneficially owns 5% or more of our common stock, we may be required to disclose the names of both the stockholder and its recommended nominee (unless they withhold their consent to being so named) in our proxy statement. For this year’s election, we did not receive any such recommendations from stockholders beneficially owning 5% or more of our common stock.

Criteria for Evaluating Potential Nominees to the Board

     The nominating committee has used and intends to continue to use the following criteria for evaluating potential nominees to the board of directors:

     Minimum Criteria. Any prospective board candidate should meet the following minimum criteria:

•	Reputation for integrity, strong moral character and adherence to high ethical standards.

•	Holds or has held a generally recognized position of leadership in community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment.

•	Demonstrated business acumen and experience and ability to exercise sound business judgment and common sense in matters that relate to the current and long-term objectives of the corporation.

•	Ability to read and understand basic financial statements and other financial information pertaining to the corporation.

•	Commitment to understand the corporation and its business, industry and strategic objectives.

•	Commitment and ability to regularly attend and participate in meetings of the board of directors, board committees and stockholders.

•	The number of other company boards on which the candidate serves should be limited such that the candidate has the ability generally to fulfill all responsibilities as a director of the corporation.

•	Willingness to represent and act in the interests of all stockholders of the corporation rather than the interests of a particular group.

•	Ability to perform the functions of a director of a publicly-traded corporation.

•	For prospective non-employee directors, independence under SEC and Nasdaq rules, and the absence of any material conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

•	Willingness to accept the nomination to serve as a director of the corporation.

     Other Factors. The nominating committee may also consider additional factors (including, without limitation, the following factors) in connection with its evaluation of each prospective nominee:

•	Whether the prospective nominee will foster a diversity of skills and experiences on the board.

•	Whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an audit committee “financial expert” under applicable SEC and Nasdaq rules.

•	For incumbent directors standing for re-election, the incumbent director’s performance during his or her term, including the number of meetings the director attended, the director’s participation level, and the director’s overall contribution to the corporation.

•	Whether the nominee possesses specific qualities, skills or experience being sought by the committee (which may be identified based on the committee’s observations and/or input from the full board, individual directors, management or stockholders).

•	How the nominee would otherwise affect the board’s overall skill set, such as whether the prospective nominee would merely duplicate other directors’ strengths or would add to or complement the board’s existing strengths.

Process for Selecting Nominees to the Board

     The nominating committee used the following process for selecting nominees to recommend to the board of directors for election at the upcoming Annual Meeting, and intends to continue to use the following process going forward (in the event we remain a public company):

     The committee will initiate the process by preparing a slate of potential candidates who, based on their biographical information and other information available to the committee, appear to meet the criteria specified above. Potential nominees may come to the committee’s attention from the following sources, among others:

•	Outside Advisors. The committee may engage a third-party search firm or other advisors to assist in identifying potential nominees, but it did not do so for the 2005 election.

•	Stockholder Suggestions. As described above, the committee will consider properly submitted recommendations from stockholders regarding potential nominees.

•	Incumbent Directors. The committee will consider whether any incumbent director whose term is expiring should be nominated for re-election. Re-nomination of incumbent directors should not be viewed as automatic, but will be based on continuing qualification under the criteria set forth herein. As a result, incumbent directors may tend to have an advantage if they have demonstrated, during their term, a keen understanding of Internet search and an ability to function well with the full board and management. In addition to other applicable criteria, above, when an incumbent director is willing to stand for re-election, the committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, his or her level of participation and overall contribution to the corporation, the number of other company boards on which the individual serves, the individual’s effect on the composition of the board, and any changed circumstances affecting the individual director which may bear on his or her ability to continue to serve on the board.

•	Key Members of Management. The nominating committee believes it is important for a few key members of management to participate on the board. However, the number of officers of the corporation serving on the board at any time should be limited such that, at all times, a majority of the directors is “independent” under applicable Nasdaq rules.

     After reviewing appropriate biographical information and qualifications, if any first-time candidates appear to be among the best qualified potential nominees, such candidates will be contacted and interviewed by at least one member of the committee. The committee may request that the candidate also be interviewed by the executive chairman of the board or the chief executive officer. Upon completion of the above procedures, the nominating committee will select the potential candidates to be recommended to the full board for nomination at the Annual Meeting. The board of directors is expected, but not required, to select its official nominees only from candidates recommended by the nominating committee. The rules of the Nasdaq National Market require the board’s ultimate nominees to be selected either from the nominating committee’s list or by a majority of the independent directors.

OUR EXECUTIVE OFFICERS

     As of April 16, 2005, our executive officers subject to Section 16 of the Exchange Act are as follows:

			Hire
Name	Age	Position	Date*
A. George (“Skip”) Battle	61	Executive Chairman of the Board of Directors	2000
Steven Berkowitz	46	Chief Executive Officer, Director	2001
Adrian Cox	46	EVP for European Operations	2000
Paul Gardi	38	EVP and General Manager of AJinteractive	2001
Scott B. Garell	40	EVP and General Manager	2004
Tuoc Luong	43	EVP for Technology	2002
Brett M. Robertson	44	EVP, General Counsel and Secretary	2002
Steven J. Sordello	35	EVP and Chief Financial Officer	1999
Mark J. Stein	37	SVP for Corporate and Business Development	1999
Scott T. Bauer	35	VP and Corporate Controller	2000

*	In the case of executives originally employed by companies we acquired (namely, Teoma Technologies, Inc. and ISH), the table records the date the executive was hired by the acquired company (or its affiliates).

     Below is a brief summary of the business experience of our executive officers (other than Messrs. Battle and Berkowitz, whose business experience is summarized above, see “Our Directors—Directors Continuing in Office Until the 2007 Annual Meeting”).

     Adrian Cox has served as our executive vice president for European operations and as chief executive officer of our wholly-owned subsidiary, Ask Jeeves Internet, Ltd., since February 2002 when we acquired full ownership of the U.K. joint venture. Mr. Cox joined the joint venture in March 2000, initially serving as vice president of marketing until he was promoted to senior vice president, commercial in December 2000 and CEO of the U.K. joint venture in October 2001. From February 1994 to February 2000, Mr. Cox served as divisional manager and marketing director of St. Ivel Group, a European manufacturer of chilled food items. Prior to 1994, Mr. Cox worked for Cadbury Schwepps Plc for ten years in a variety of commercial roles. Mr. Cox studied business at Berkshire College in England and completed the Senior Executive Programme at the London Business School in 1993.

     Paul Gardi was promoted to executive vice president and general manager of AJinteractive in April 2005. Prior to this position, he served as our senior vice president for strategic planning from June 2003 to April 2005. Mr. Gardi was senior vice president for search and general manager of Teoma from August 2002 to June 2003 and vice president for search from September 2001 to August 2002. Mr. Gardi served as president of Teoma Technologies, Inc. from January 2001 until we acquired Teoma in September 2001. Prior to Teoma, Mr. Gardi was a managing director for Hawk Holdings, a venture capital, investment and operating company, from December 1999 to January 2001. Prior to that position, Mr. Gardi was executive vice president of operations and strategy for e-Exchange, a business-to-business trading company. A native of South Africa, Mr. Gardi holds an AB degree and an MBA degree from Harvard University.

     Scott B. Garell joined Ask Jeeves in April 2004, serving initially as our senior vice president of marketing before being promoted to executive vice president and general manager of the company. Prior to joining Ask Jeeves, Mr. Garell was senior vice president of the Small Business Group at ACCPAC, a subsidiary of Computer Associates, from February 2002 until March of 2004. Prior to Computer

Associates, Mr. Garell was the CEO of Smartage.com from December 2000 to August 2001 and COO of Smartage.com from March 2000 until November 2000. Prior to Smartage.com, Mr. Garell held various positions at Citysearch (now an operating business of IAC/InterActiveCorp) from June of 1996 to March of 2000, including vice president of the Western region for Citysearch from January 1999 to March 2000. Mr. Garell held various brand management positions at Clorox from January 1992 to June 1996. Mr. Garell holds a BA degree in political economy from the University of California at Berkeley and an MBA degree from the Harvard Business School.

     Tuoc Luong has served as our executive vice president for engineering and technology since early 2003. Mr. Luong joined Ask Jeeves in February of 2002 and served as senior vice president of engineering and product management for our Jeeves Solutions division from February 2002 to early 2003. Prior to joining Ask Jeeves, Mr. Luong was employed by Microsoft Corporation as its general manager for BackOffice and Hosted Service from January 1999 to March 2000. Before joining Microsoft, Mr. Luong was vice president of research for Baan Company, an enterprise resource planning company, from January 1996 to late 1998. Mr. Luong also served as vice president of development at Borland, a software company, from 1992 to 1996. Mr. Luong holds a BA degree in computer science from the University of California at Berkeley and an MS degree in engineering management from Santa Clara University. Mr. Luong is the author of the book, “Internationalization, Developing Software for the Global Market,” published in 1995.

     Brett M. Robertson has served as our executive vice president, general counsel and corporate secretary since December 2002. From June 1999 to May 2001, she served as vice president of strategic development and general counsel for Critical Path, Inc., an Internet infrastructure company. From August 1994 to December 1998, Ms. Robertson served as associate general counsel and then general counsel of Broderbund Software, a consumer software company. From 1986 to 1994, Ms. Robertson served as an attorney in various law firms, including O’Melveny & Myers LLP and Wilson, Sonsini, Goodrich & Rosati LLP. Ms. Robertson holds a BA degree in anthropology from the University of California at Berkeley and a JD degree from the University of Virginia law school.

     Steven J. Sordello has served as our executive vice president and chief financial officer since April 2001 and our acting chief financial officer from December 2000 to April 2001. Mr. Sordello joined Ask Jeeves in May 1999 and served as director of financial planning and analysis from June 1999 until April 2000, when he was promoted to vice-president-financial planning and analysis. From April 1994 to June 1999, Mr. Sordello served in various finance capacities, including as senior director of financial planning for Adobe, Inc., a software company. Prior to Adobe, he held a series of finance and accounting positions at Syntex Corporation, a pharmaceutical company in Palo Alto, California. Mr. Sordello holds a BS degree in management/accounting and an MBA degree from Santa Clara University.

     Mark J. Stein has served as our senior vice president for corporate and business development since May 2004. Prior to our acquisition of Interactive Search Holdings, Inc. (ISH), Mr. Stein served as ISH’s executive vice president for corporate development, general counsel and secretary from August 1999 to May 2004. From 1993 to 1999, Mr. Stein was an associate attorney in the law firm of Weil, Gotshal & Manges LLP. Mr. Stein holds a BS degree in economics from the Wharton School of Business, a BA degree in American history from the University of Pennsylvania and a JD degree from Brooklyn Law School.

     Scott T. Bauer has served as our vice president and corporate controller since August 2002. Mr. Bauer joined Ask Jeeves in March 2000 and served as director of treasury and strategic transactions. From July 1999 until March 2000, Mr. Bauer served as a principal for Barclays Global Investors, an asset management firm. Prior to Barclays Global Investors, Mr. Bauer held various positions in Arthur Andersen LLP, a professional services firm, where he was employed from July 1993 to July 1999, most recently as a manager in the Financial Markets Group. Mr. Bauer holds a BA degree in business economics from the University of California, Santa Barbara and an MBA degree from the University of Southern California.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 1, 2005 the names, addresses and holdings with respect to the beneficial ownership of our common stock by:

•	each person or entity known by us to beneficially own more than 5% of our outstanding common stock (including convertible notes, on an as converted basis);

•	each of our current directors (including our nominees for director);

•	each of the executive officers named in the Summary Compensation Table; and

•	all of our current directors and executive officers as a group.

     The following table shows beneficial ownership in accordance with the rules of the Securities and Exchange Commission to include securities over which a named person has or shares voting or investment control, as well as securities over which a named person has the right to acquire voting or investment control within 60 days of April 1, 2005, such as, for example, upon exercise of an option that is currently vested or which is scheduled to vest within that 60-day period. Beneficial ownership reported below also includes shares of common stock that we would be required to issue to the listed entities if they were to convert their holdings of our Zero Coupon Convertible Subordinated Notes (which are currently convertible at the holder’s election) into common stock. Unless otherwise indicated by footnote, the persons named in the table have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. Unless otherwise noted, the address of each person in the table is c/o Ask Jeeves, Inc., 555 12th Street, Suite 500, Oakland, CA 94607.

	Number of Shares	Percentage
5% Stockholders	Beneficially Owned	of Class (1)
Capital Research and Management Company (2)	7,194,920	12.2%
Citadel Limited Partnership (3)	3,412,771	5.5%
Delaware Management Holdings (4)	3,217,461	5.5%
Franklin Advisers, Inc. (5)	3,495,039	5.9%

Directors and Officers
A. George (Skip) Battle (6)	798,907	1.3%
Steven Berkowitz (7)	217,640	*
David S. Carlick (8)	119,671	*
James Casella (9)	14,291	*
Joshua C. Goldman (10)	48,783	*
Garrett Gruener (11)	1,343,315	2.3%
James D. Kirsner (12)	191,500	*
Geoffrey Y. Yang (13)	122,680	*
Steven J. Sordello (14)	150,182	*
Brett M. Robertson (15)	19,127	*
Adrian Cox (16)	74,789	*

All current directors and executive officers as a group (16 persons) (17)	3,470,354	5.7%

*	Less than 1%.

(1)	Calculated in accordance with SEC rules based on 59,016,222 shares of common stock outstanding on April 1, 2005 plus, for each listed person, the number of shares of common stock such person has the right to acquire (including, for example, upon exercise of options or upon conversion of our outstanding Zero Coupon Convertible Subordinated Notes) within the following 60 days.

(2)	The address of Capital Research and Management Company is 333 South Hope Street, 55th Floor, Los Angeles, California 90071. This beneficial owner reports that it is deemed to be the beneficial owner of 7,194,920 shares of our common stock as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. One of these investment companies, SMALLCAP World Fund, Inc., is the beneficial owner of 3,700,000 shares of our common stock. Capital Research and Management Company reports that it has sole dispositive power over 7,194,920 shares but does not have sole or shared voting power over any shares. SMALLCAP World Fund, Inc. reports that it has sole voting power over 3,700,000 shares but does not have sole or shared dispositive power over any shares. All information on these entities is based on their joint Schedule 13G filed with the SEC on February 11, 2005.

(3)	The address of Citadel Limited Partnership is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603. This beneficial owner reports that it shares voting power and shares dispositive power over (a) 5,284 shares of our common stock and (b) 3,236,687 shares of common stock that the beneficial owner may acquire in the future through the conversion of $54,700,000 in principal amount of our Zero Coupon Convertible Subordinated Notes due June 1, 2008, which may be converted at any time prior to and including June 1, 2008 into shares of our common stock at an initial conversion price of $16.90 per share (subject to adjustment upon certain events), and 1,708 call options exercisable for 170,800 shares of common stock. Citadel Limited Partnership reports that it shares beneficial ownership over some or all of such securities with the following entities: Citadel Investment Group, L.L.C.; Kenneth Griffin; Citadel Wellington Partners L.P.; Citadel Kensington Global Strategies Fund Ltd.; Citadel Equity Fund Ltd.; Citadel Credit Products Ltd.; Citadel Derivatives Group, L.L.C.; and Citadel Credit Trading Ltd. All information on these entities is based on their joint Schedule 13G filed with the SEC on February 14, 2005.

(4)	The address of Delaware Management Holdings is 2005 Market Street, Philadelphia, Pennsylvania 19103. This beneficial owner reports that, together with Delaware Management Business Trust, it has sole voting power over 3,203,790 shares; shared voting power over no shares; sole dispositive power over 3,186,561 shares and shared dispositive power over 30,900 shares of our common stock beneficially owned by such entities. All information on these entities is based on their joint Schedule 13G filed with the SEC on February 9, 2005.

(5)	The address of Franklin Advisers, Inc. is One Franklin Parkway, Building 920, San Mateo, California 94403. This beneficial owner reports that it is owned by Franklin Resources, Inc., which may be controlled by its two principal shareholders, Charles B. Johnson and Rupert H. Johnson, Jr. Franklin Advisers, Inc. reports that it is deemed to be the beneficial owner of 3,495,039 shares of our common stock as a result of acting as investment adviser to one or more open or closed-end investment companies or other managed accounts, which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc. Franklin Advisers, Inc. reports that it has sole voting and sole dispositive power over all 3,495,039 shares of our common stock beneficially owned by it. All information on these entities is based on their joint Schedule 13G filed with the SEC on February 14, 2005.

(6)	Includes: (a) 555,749 shares issuable pursuant to options exercisable within 60 days, (b) 14,847 shares held by A. George Battle Custodian under Emily Taylor Battle UTMA IL, (c) 4,847 shares held by A. George Battle, Trustee UA 7-29-96 Daniel Kurt Webster Battle Trust, (d) 8,000 shares held by Mr. Battle’s wife as Custodian under CAUTMA for Catherine McNelley, and (e) 7,500 shares held by Daniel Kurt Webster Battle.

(7)	Includes 176,457 shares issuable pursuant to options exercisable within 60 days.

(8)	Includes 93,906 shares issuable pursuant to options exercisable within 60 days and 25,000 shares held by Wholly Cow, LLC. Includes 325 shares held by Mr. Carlick as Custodian under CUTMA for Scott Cooper, of which Mr. Carlick disclaims beneficial ownership. Includes 440 shares held by Mr. Carlick as Custodian under CUTMA for Martin Cooper, of which Mr. Carlick disclaims beneficial ownership.

(9)	Includes 14,291 shares issuable pursuant to options exercisable within 60 days.

(10)	Includes 46,783 shares issuable pursuant to options exercisable within 60 days and 2,000 shares held by the Goldman Family Limited Partnership, in which Mr. Goldman is a general partner.

(11)	Includes 115,500 shares issuable pursuant to options exercisable within 60 days and 22,483 shares held by Mr. Gruener’s wife, Amy Slater.

(12)	Includes 115,500 shares issuable pursuant to options exercisable within 60 days and 76,000 shares held by Kirsner Family Trust U/A Dated May 24, 1993, James D. and Joan C. Kirsner, Trustee.

(13)	Includes 115,500 shares issuable pursuant to options exercisable within 60 days and 7,180 shares held by Yang Family Trust, Geoffrey Y. Yang, Trustee.

(14)	Includes 98,999 shares issuable pursuant to options exercisable within 60 days.

(15)	Includes 19,127 shares issuable pursuant to options exercisable within 60 days.

(16)	Includes 74,789 shares issuable pursuant to options exercisable within 60 days.

(17)	Includes 1,605,847 shares issuable upon exercise of options granted to our directors and executive officers that are exercisable within 60 days.

Change in Control Arrangements

     On March 21, 2005, we signed an Agreement and Plan of Merger and Reorganization with IAC/InterActiveCorp and its newly-formed subsidiary AJI Acquisition Corp., which we refer to as its Merger Sub. Pursuant to the merger agreement, if the merger conditions are satisfied as described therein, IAC’s Merger Sub will merge with and into Ask Jeeves, and we will become a wholly-owned subsidiary of IAC, which is itself controlled by Mr. Barry Diller. One of the conditions to the merger is approval by our stockholders, who will receive 1.2668 shares of IAC common stock in the merger in exchange for each share of our common stock they hold, subject to certain adjustments.

     We expect to call a special meeting of stockholders to approve the merger. The merger will not be voted upon at the upcoming Annual Meeting and, at this time, you are not being asked to grant a proxy to vote at the special meeting. More information about the proposed merger and the special meeting will be available in a proxy statement that we will circulate in advance of the special meeting. That proxy statement will be mailed to our stockholders after it is filed with the SEC, and will be publicly available without charge on the SEC’s website at www.sec.gov. Stockholders should read that proxy statement carefully because it will contain important information regarding our proposed acquisition by IAC.

     If IAC acquires our company as planned, the transaction will have certain effects on our director and officer compensation, including among others:

•	all of our outstanding options and other equity-based awards will be assumed by IAC;

•	the option grants outstanding to our directors will cease vesting and, to the extent not exercised within 90 days of the acquisition closing, will terminate;

•	as described below in “Compensation of Directors and Officers—Employment, Change-in-Control and Severance Arrangements,” each of our executive officers’ options will accelerate in full if he or she is terminated without cause or resigns with good reason within 18 months of the closing of the acquisition; and

•	Steven Berkowitz and Steven J. Sordello will each receive the number of shares of our common stock he is entitled to under his conditional stock award if he is terminated without cause or resigns with good reason following the closing of the acquisition.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own 10% or more of our common stock, to report their beneficial ownership of our common stock (and any related options) to the Securities and Exchange Commission. Their initial report must be filed using the SEC’s Form 3 and they must report subsequent stock purchases, sales, option exercises and other changes using the SEC’s Form 4, which must be filed within two business days of most transactions. In some cases, such as changes in ownership arising from gifts and inheritances, the SEC allows delayed reporting at year-end on Form 5. Officers, directors and stockholders owning more than 10% of our common stock are required by SEC regulations to furnish us with copies of all of reports they file pursuant to Section 16(a). We make the services of our legal department available to our officers and directors to assist them in meeting their filing obligations.

     Based solely on our review of copies of these reports filed by, or on behalf of, our executive officers and directors (or written representations that no other such reports were required), we believe that during 2004 all of our officers and directors and stockholders owning greater than 10% of our common stock complied with all applicable Section 16(a) filing requirements, except that:

•	the following individuals filed one late report during 2004 (with one late transaction per report, except as noted): A. George (“Skip”) Battle, Geoffrey Y. Yang, James D. Kirsner, David S. Carlick, Adrian Cox, Frank William Daugherty III, Scott B. Garrell, Tuoc Luong (with a total of two late transactions), Brett M. Robertson, Steven J. Sordello and Jonas Steinman; and

•	the following individual filed two late reports during 2004 (with one late transaction per report): Garett Gruener.

     There were no known failures to file a required report.

COMPENSATION OF DIRECTORS AND OFFICERS

Compensation Paid to Non-Employee Directors and the Chairman of the Board

Cash Compensation

     Directors who are employees of Ask Jeeves (currently, Messrs. Battle and Berkowitz) do not receive any additional cash compensation for their services as directors. In 2004 our non-employee directors received cash compensation as described below. In late 2004, on recommendation of the compensation committee, our board voted to continue this program unchanged into 2005.

     Each non-employee director receives an annual payment of $15,000, payable in equal quarterly installments of $3,750 on the last day of each quarter, provided that the director is still a member of our board at such time. Each non-employee director also receives an additional payment of $1,000 for the fifth and each successive board meeting in which he participates per year, payable in arrears at the end of each fiscal quarter.

     For service on any of the standing committees (i.e., the audit, compensation or nominating committee) each non-employee committee chairman receives an additional quarterly payment of $1,250 per chairmanship, payable in arrears each quarter, provided that such director continues to serve as chairperson of the committee on the final day of the quarter then ended; and each other non-employee member of each committee receives an additional quarterly payment of $625 per committee on which he serves, in arrears each quarter, provided that such director continues to serve on that committee on the final day of the quarter then ended. Commencing in 2005, no payments will be made for committee service in respect of any quarter if the committee did not meet at least once during that quarter. Each non-employee director will also receive an additional payment of $1,000 for the fifth and each successive meeting of the audit, compensation or nominating committee in which he participates per year. In the event that the board creates any special committees and does not specify the compensation for the committee members thereof, the non-employee director chairperson and non-employee director members of such committee shall receive cash compensation as set forth above for the standing committees.

     For these purposes a meeting does not include an action by written consent but does include any assembly for which official committee minutes are kept (with multi-day meetings treated as a single meeting, and executive sessions treated as separate board meetings only if no other board meeting was held on the same day); and each committee is tracked separately (such that one director participating in four audit committee meetings and one compensation committee meeting would not receive the special fifth-meeting compensation).

     All directors who live outside the greater San Francisco Bay Area are reimbursed for expenses incurred in connection with attending board and committee meetings.

Director Stock Option Award Program

     Our director stock option award program appears as an appendix to our 1999 Equity Incentive Plan and provides for automatic option grants to each non-employee director (and to the chairman of the board, whether or not the chairman is an employee of our company). In October 2003, the compensation committee recommended modifications to the program, which were implemented by amendment in early 2004. In late 2004, on recommendation of the compensation committee, our board voted to continue this program unchanged into 2005. Pursuant to this program:

•	Initial Election Award of 50,000 Options. Each individual who first becomes a director (other than an individual who was employed by our company (or any of our subsidiaries) within the six-month period prior to his or her election or appointment to the board) is automatically granted options as of the board election or appointment date to purchase up to 50,000 shares of our common stock, such options vesting over four years as described below.

•	Continuing Service Awards. On the first business day of each calendar quarter, each non-employee director who, on such date, has served as a director for at least six months is automatically granted options to purchase up to 3,000 shares of our common stock (or 4,500 shares, in the case of the chairman of the board, regardless of whether or not the chairman is at that time an employee of our company), such options vesting over four quarters as described below.

•	Option Terms. The per share exercise price of each of the foregoing options is the closing market price of one share of our common stock on the Nasdaq National Market on the date as of which such options are granted. The term of each option under the director option grant program is 10 years from the date of grant, subject to earlier termination as set forth in the plan under which the options are granted.

•	Vesting Schedule. Each initial election option vests over four years with 25% vesting on the first anniversary of the grant date, and the balance vesting in equal monthly installments over the subsequent thirty-six month period. The quarterly continuing service awards vest over one year in four equal quarterly installments, commencing three months after the date of grant. If a director ceases to provide services to our company, the director’s unvested options will terminate and the director will have 90 days (or one year in the event of the director’s death or disability) to exercise any vested options. As provided in the 1999 Equity Incentive Plan, the vesting of options granted to directors under the program may accelerate (and shortly thereafter the options may terminate) in connection with a sale of all or substantially all of our assets or certain merger or consolidation events if the successor company does not assume, or continue, the options following the event.

     The following table summarizes the stock options we granted to our non-employee directors during the fiscal year ended December 31, 2004:

2004 Stock Option Grants to Non-Employee Directors

	Number of	Percentage			Potential realizable value
	Securities	of Total			at assumed annual rates of
	Underlying	Options			stock price appreciation
	Options	Granted to	Exercise		for option term (3)
	Granted	Employees in	Price per	Expiration
Name	(1)	2004 (2)	Share	Date	5%	10%
David S. Carlick	3,000	0.1%	$18.70	1/2/2014	$35,281	$89,409
	3,000	0.1	37.44	4/1/2014	61,713	156,394
	3,000	0.1	35.68	7/1/2014	67,317	170,594
	3,000	0.1	32.71	10/1/2014	70,637	179,009

James Casella	50,000	1.3%	$39.26	4/5/2014	$1,234,520	$3,128,516

Joshua C. Goldman	3,000	0.1%	$18.70	1/2/2014	$35,281	$89,409
	3,000	0.1	37.44	4/1/2014	61,713	156,394
	3,000	0.1	35.68	7/1/2014	67,317	170,594
	3,000	0.1	32.71	10/1/2014	70,637	179,009

Garrett Gruener	3,000	0.1%	$18.70	1/2/2014	$35,281	$89,409
	3,000	0.1	37.44	4/1/2014	61,713	156,394
	3,000	0.1	35.68	7/1/2014	67,317	170,594
	3,000	0.1	32.71	10/1/2014	70,637	179,009

James D. Kirsner	3,000	0.1%	$18.70	1/2/2014	$35,281	$89,409
	3,000	0.1	37.44	4/1/2014	61,713	156,394
	3,000	0.1	35.68	7/1/2014	67,317	170,594
	3,000	0.1	32.71	10/1/2014	70,637	179,009

Geoffrey Y. Yang	3,000	0.1%	$18.70	1/2/2014	$35,281	$89,409
	3,000	0.1	37.44	4/1/2014	61,713	156,394
	3,000	0.1	35.68	7/1/2014	67,317	170,594
	3,000	0.1	32.71	10/1/2014	70,637	179,009

(1)	All 2004 grants to non-employee directors relate to common stock, occurred under the 1999 Equity Incentive Plan and vest over one year in four equal quarterly installments commencing three months from the date of grant, except the grant to Mr. Casella which vests over four years with 25% vesting one year after the date of grant and the remainder vesting in thirty-six equal monthly installments over the subsequent three-year period.

(2)	Based on option grants to purchase up to a total of 3,819,205 shares of common stock awarded by Ask Jeeves to its employees (including new hires and employees of subsidiaries, but not including non-employee directors) during the period from January 1, 2004 to December 31, 2004.

(3)	Potential realizable values are computed by multiplying the number of shares of common stock subject to a given option by the closing price of our common stock of $26.75 per share on December 31, 2004, assuming that the aggregate stock value derived from that calculation compounds at the annual 5% and 10% rates shown in the table for the remainder of the ten-year term of the option and subtracting from that result the aggregate option exercise price. The 5% and 10% assumed annual rates of stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not reflect our estimate or projection of future stock price growth.

     Our board of directors may, from time to time, amend the grant levels and/or other terms of the director option grant program under the 1999 Equity Incentive Plan. Our board of directors also retains the discretion to grant additional options and other equity-based awards to directors.

Compensation of Executive Officers

     The following table summarizes, for fiscal year 2004, the compensation we awarded or paid to, or that was otherwise earned by, our chief executive officer and each of our four most highly compensated other executive officers serving at December 31, 2004.

Summary Compensation Table

		Annual Compensation					Long-Term Compensation
					Other		Value of		Securities
Name and					Annual		Restricted		Underlying
Principal Position	Year	Salary	Bonus		Compensation		Stock Awards		Options
A. George (“Skip”) Battle	2004	$200,000	$154,720		—		—		18,000	(3)
Executive Chairman of	2003	283,333	307,070		—		—		320,000
the Board of Directors (1)	2002	250,000	—		—		$148,869	(2)	415,000	(3)

Steven Berkowitz (4)	2004	$341,667	$453,120		—		—		200,000
Chief Executive Officer	2003	275,000	246,613		—		—	(5)	550,000
	2002	275,000	—		—		$99,846	(6)	150,000

Steven J. Sordello	2004	$231,667	$164,039		—		—		125,000
Executive Vice President	2003	216,667	149,466		—		—	(7)	130,000
and Chief Financial Officer	2002	200,000	—		—		$71,819	(8)	125,000

Brett M. Robertson (9)	2004	$227,532	$150,304		—		—		80,000
Executive Vice President,	2003	219,808	179,710		—		—		—
and General Counsel	2002	17,163	—		—		—		200,000

Adrian Cox (10)	2004	$320,727	$123,277		—		—		90,000
Executive Vice President	2003	286,063	212,508		—		—		40,000
for European Operations	2002	218,443	153,711	(11)	$5,227	(12)	—		200,000

[Notes to table appear on page 27]

(1)	Mr. Battle served as Chief Executive Officer from December 2000 through December 2003, and as Executive Chairman of the Board commencing January 1, 2004.

(2)	In 2002, Mr. Battle was awarded a total of 83,431 shares of restricted stock, in lieu of a cash bonus under our bonus plan, all of which had vested by year-end 2003. The value shown in the table is based on the closing price of our common stock on the date of grant. Under the applicable equity incentive plan, Mr. Battle had the right to vote and receive any dividends payable on all restricted shares, even prior to vesting.

(3)	15,000 of the 2002 options and all of the 2004 options were granted to Mr. Battle in connection with services rendered as a member of our board of directors.

(4)	Mr. Berkowitz began serving as president of our Web Properties division in April 2001, was promoted to president of our company in 2003 and to chief executive officer effective January 1, 2004.

(5)	On September 30, 2003, Mr. Berkowitz was awarded a conditional right to receive 140,000 shares of stock. As described under “Employment, Change-in-Control and Severance Arrangements,” below, the number of shares subject to the award declines over time and 80,000 shares remain subject to the award as of April 16, 2005. Mr. Berkowitz does not receive any dividends declared on the conditional shares prior to their vesting. No value is shown for this conditional stock award because vesting is subject to conditions outside Mr. Berkowitz’s control.

(6)	In 2002, Mr. Berkowitz was awarded a total of 56,295 shares of restricted stock, in lieu of a cash bonus under our bonus plan, all of which had vested by year-end 2003. The value shown in the table is based on the closing price of our common stock on the date of grant. Under the applicable equity incentive plan, Mr. Berkowitz had the right to vote and receive any dividends payable on all restricted shares, even prior to vesting.

(7)	On September 30, 2003, Mr. Sordello was awarded a conditional right to receive 70,000 shares of stock. As described under “Employment, Change-in-Control and Severance Arrangements,” below, the number of shares subject to the award declines over time and 40,000 shares remain subject to the award as of April 16, 2005. Mr. Sordello does not receive any dividends declared on the conditional shares prior to their vesting. No value is shown for this conditional stock award because vesting is subject to conditions outside Mr. Sordello’s control.

(8)	In 2002, Mr. Sordello was awarded a total of 42,319 shares of restricted stock, in lieu of a cash bonus under our bonus plan, all of which had vested by year-end 2003. The value shown in the table is based on the closing price of our common stock on the date of grant. Under the applicable equity incentive plan, Mr. Sordello had the right to vote and receive any dividends payable on all restricted shares, even prior to vesting.

(9)	Ms. Robertson began serving as General Counsel in December 2002. Her 2003 bonus includes a one-time retention bonus of $50,000.

(10)	In addition to the title shown above, which was conferred in late 2004, Mr. Cox began serving as Chief Executive Officer, Ask Jeeves Internet, Ltd. in February 2002 when we acquired full ownership of our U.K. joint venture. Mr. Cox’s cash compensation is paid in British pounds but, for purposes of this table, has been stated in U.S. dollars using the average rates of exchange we utilized each period for purposes of preparing our financial statement disclosures in accordance with generally accepted accounting principals, or GAAP.

(11)	Mr. Cox’s 2002 bonus includes $78,522 paid in 2003 as a bonus for 2002.

(12)	Represents Mr. Cox’s car allowance.

Stock Option Grants

     We grant options to our executive officers under our 1999 Equity Incentive Plan and our 1999 Non-Qualified Equity Incentive Plan. As of December 31, 2004, options to purchase an aggregate of 8,309,393 shares were outstanding under these incentive plans and an aggregate of 6,652,908 shares remained available for grant purposes thereunder, however, our merger agreement with IAC limits us to awarding an aggregate of no more than 900,000 new options prior to the merger (or the termination of the merger agreement); additionally, options cancelled after March 21, 2005 are available for regrant.

     The following table summarizes the stock option grants we made during fiscal year 2004 to our executive officers named in the Summary Compensation Table above.

2004 Stock Option Grants to Named Executive Officers

	Shares of	Percentage			Potential realizable value
	Stock	of Total			at assumed annual rates of
	Underlying	Options			stock price appreciation
	Options	Granted to	Exercise		for option term (8)
	Granted	Employees in	Price per	Expiration
Name	(1)	2004 (2)	Share	Date	5%	10%
A. George (“Skip”) Battle (3)	4,500	0.1%	$18.70	1/2/2014	$52,921	$134,113
	4,500	0.1	37.44	4/1/2014	105,956	268,514
	4,500	0.1	35.68	7/1/2014	100,975	255,891
	4,500	0.1	32.71	10/1/2014	92,570	234,591

Steven Berkowitz (4)	200,000	5.2%	$25.78	10/29/2014	$3,242,581	$8,217,336

Steven J. Sordello (5)	50,000	1.3%	$18.70	1/2/2014	$588,016	$1,490,149
	75,000	1.9	25.78	10/29/2014	1,215,968	3,081,501

Brett M. Robertson (6)	30,000	0.8%	$18.70	1/2/2014	$352,810	$894,090
	50,000	1.3	25.78	10/29/2014	810,645	2,054,334

Adrian Cox (7)	40,000	1.0%	$18.70	1/2/2014	$470,413	$1,192,119
	50,000	1.3	25.78	10/29/2014	810,645	2,054,334

(1)	Options shown in the table above relate to shares of our common stock and were granted under the 1999 Equity Incentive Plan or, in the case of grants to Mr. Cox, the 1999 Non-Qualified Equity Incentive Plan.

(2)	Based on option grants to purchase up to a total of 3,819,205 shares of common stock awarded by Ask Jeeves to its employees (including new hires and employees of subsidiaries, but not including non-employee directors) during the period from January 1, 2004 to December 31, 2004.

(3)	Each quarterly grant of 4,500 options to Mr. Battle vests over one year in four equal quarterly installments beginning three months after the date of grant. See “Employment, Change-in Control and Severance Arrangements,” below, for information regarding possible acceleration of these vesting schedules. These four awards were made pursuant to our director stock option award program, described above.

(4)	Options for 200,000 shares expiring on October 29, 2014 granted to Mr. Berkowitz vest over four years in forty-eight equal monthly installments beginning November 29, 2004. See “Employment, Change-in Control and Severance Arrangements,” below, for information regarding possible acceleration of this vesting schedule.

(5)	Options for 50,000 shares expiring on January 2, 2014 granted to Mr. Sordello vest in four annual installments, 10% one year after the grant date, 10% two years after the grant date, 30% three years after the grant date and

50% four years after the grant date. Options for 75,000 shares expiring on October 29, 2014 granted to Mr. Sordello vest over four years in forty-eight equal monthly installments beginning November 29, 2004. See “Employment, Change-in Control and Severance Arrangements,” below, for information regarding possible acceleration of this vesting schedule.

(6)	Options for 30,000 shares expiring on January 2, 2014 granted to Ms. Robertson vest in four annual installments, 10% one year after the grant date, 10% two years after the grant date, 30% three years after the grant date and 50% four years after the grant date. Options for 50,000 shares expiring on October 29, 2014 granted to Ms. Robertson vest over four years in forty-eight equal monthly installments beginning November 29, 2004. See “Employment, Change-in Control and Severance Arrangements,” below, for information regarding possible acceleration of this vesting schedule.

(7)	Options for 40,000 shares expiring on January 2, 2014 granted to Mr. Cox vest in four annual installments, 10% one year after the grant date, 10% two years after the grant date, 30% three years after the grant date, and 50% four years after grant date. Options for 50,000 shares expiring on October 29, 2014 granted to Mr. Cox vest over four years in forty-eight equal monthly installments beginning November 29, 2004. See “Employment, Change-in Control and Severance Arrangements,” below, for information regarding possible acceleration of this vesting schedule.

(8)	Potential realizable values are computed by multiplying the number of shares of common stock subject to a given option by the closing price of our common stock of $26.75 per share on December 31, 2004, assuming that the aggregate stock value derived from that calculation compounds at the annual 5% and 10% rates shown in the table for the remainder of the ten-year term of the option and subtracting from that result the aggregate option exercise price. The 5% and 10% assumed annual rates of stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not reflect our estimate or projection of future stock price growth.

Stock Option Exercises

     The following table presents the number of shares acquired and the value realized upon the exercise of stock options during fiscal year 2004 and the number of shares of common stock subject to exercisable and unexercisable stock options held as of December 31, 2004 by each of the executive officers named in the Summary Compensation Table above. Also reported are values of unexercised in-the-money options, which represent the positive spread between the respective exercise prices of outstanding stock options and the closing price of our common stock of $26.75 on December 31, 2004.

Aggregated Option Exercises in 2004
and Year-End Option Values

			Number of securities		Value of
	Number of		underlying unexercised		unexercised in-the-money
	Shares		options at December 31, 2004		options at December 31, 2004
	Acquired on	Value
Name	Exercise	Realized	Exerciseable	Unexerciseable	Exerciseable	Unexerciseable
A. George (“Skip”) Battle	640,000	$18,705,978	570,707	332,293	$13,977,905	$7,139,382

Steven Berkowitz	190,000	5,221,191	107,499	717,501	1,734,201	7,059,749

Steven J. Sordello	160,000	4,593,717	104,624	239,376	1,258,661	3,039,424

Brett M. Robertson	49,499	1,323,544	2,584	177,917	14,145	2,707,979

Adrian Cox	40,000	1,148,016	57,249	128,751	1,318,773	1,278,939

Indemnification Agreements

     From time to time we have entered into indemnification agreements with our directors and executive officers. Since May 2003, we have entered into new indemnification agreements with each of A. George (“Skip”) Battle, Steve Berkowitz, David Carlick, James Casella, Joshua Goldman, Garrett Gruener, James Kirsner, Geoffrey Y. Yang, Scott Bauer, Adrian Cox, Paul Gardi, Scott Garell, Tuoc Luong, Brett Robertson, Steve Sordello and Mark Stein. These agreements generally indemnify our directors and officers against expenses and losses each of them might suffer by reason of the fact that he or she is one of our directors or officers, or is serving at our request as a director, officer, employee or agent of another enterprise. The rights provided by these agreements are in addition to any other rights to indemnification these persons may possess, whether under prior agreements, by operation of our charter, by operation of law, or otherwise. The common form for these indemnification agreements appears as an exhibit to our Form 10-Q for the second quarter of 2003.

Employment, Change-in-Control and Severance Arrangements

     We have entered into the following employment contracts, change-in-control arrangements and severance arrangements with our executive officers named in the summary compensation table, above. The following descriptions do not include option awards, if any, granted prior to the individual’s promotion to executive officer status. As mentioned below, all of our executive officers also participate in our executive management cash bonus plan, a copy of which has been filed with the SEC as an exhibit to our Form 10-K for the year ended December 31, 2004.

A. George (“Skip”) Battle – Executive Chairman of the Board of Directors

     In an offer letter dated December 8, 2000, we offered A. George (“Skip”) Battle the position of chief executive officer. Subsequently, we provided Mr. Battle with a replacement offer letter dated April 3, 2001. This new offer letter provided Mr. Battle with an initial annual base salary of $250,000 and the eligibility to participate in our executive management cash bonus program, which provides him with the opportunity to earn an additional percentage of his base salary if specific company financial and personal performance targets are met.

     Effective January 1, 2004, our board of directors promoted Mr. Battle from the position of chief executive officer to executive chairman of the board of directors. As such, Mr. Battle remains an employee and an officer of Ask Jeeves, but no longer carries the day-to-day responsibilities of being CEO. Commencing on the date of his appointment as chairman, Mr. Battle’s base salary was reduced with his consent to $200,000 per year with an annual target bonus of 60% of, and an annual maximum bonus of 120% of, his annual base salary. As chairman of the board, he also began receiving option grants under our directors option grant program, as mentioned above. These compensation levels continue unchanged in 2005.

     We have entered into the following option agreements with Mr. Battle; in each case the exercise price was equal to the fair market value of one share of our common stock on the date of grant:

•	On December 20, 2000 we awarded him options to purchase up to 360,000 shares at $2.2813 per share. These options vested monthly over one year.

•	On January 10, 2001 we awarded him options to purchase up to 50,000 shares at $2.53 per share. These options vested over four years with 25% vesting on January 10, 2002 and the remainder vesting in equal monthly installments over the subsequent thirty-six month period;

•	On April 6, 2001 we awarded him options to purchase up to 720,000 shares at $0.875 per share. These options vested over forty-one months with 25% vesting on September 4, 2001 and the remainder vesting in equal monthly installments over the subsequent thirty-six month period;

•	On February 13, 2002 we awarded him options to purchase up to 15,000 shares at $1.38 per share. These options vested on February 13, 2003;

•	On May 10, 2002 we awarded him options to purchase up to 400,000 shares at $1.21 per share. These options are vesting over forty-eight months in equal monthly installments;

•	On April 1, 2003 we awarded him options to purchase up to 320,000 shares at $6.93 per share. These options are vesting over forty-eight months in equal monthly installments;

•	On the first business day of each quarter in 2004, pursuant to the automatic director option grant program, we awarded him options to purchase up to 4,500 shares (for a total of 18,000 shares in 2004) at per share exercise prices of $18.70 for the January 2, 2004 grant; $37.44 for the April 1, 2004 grant; $35.68 for the July 1, 2004 grant; and $32.71 for the October 1, 2004 grant. Each of these options is vesting over one year in four equal quarterly installments, beginning three months after the date of grant; and

•	On the first business day of each quarter to date in 2005, pursuant to the automatic director option grant program, we awarded him options to purchase up to 4,500 shares (for a total of 9,000 shares to date in 2005) at per share exercise prices of $27.82 for the January 3, 2005 grant and $27.97 for the April 1, 2005 grant. Each of these options is vesting over one year in four equal quarterly installments, beginning three months after the date of grant.

     On November 14, 2002, we provided Mr. Battle with a severance benefits letter agreement that amended aspects of his offer letter of April 3, 2001.

     On October 28, 2004, the compensation committee authorized further revisions to his severance benefits and, pursuant to that authorization, on January 19, 2005 we entered into an amended and restated severance benefits letter agreement with Mr. Battle. This agreement supersedes the November 14, 2002 agreement and any other severance benefit terms included in any other agreement between us and Mr. Battle (including the acceleration terms in some of the above option agreements).

     Under the terms of the January 19, 2005 severance benefits letter agreement, if we terminate Mr. Battle’s employment without cause (as defined in the agreement), or if he resigns for good reason (as explained below) within 60 days of the event giving rise to the good reason, and provided in either case that he executes a release of claims against us and has not encouraged any of our employees, suppliers, distributors or licensees to terminate an existing business contractual relationship with our company, then he will be entitled to:

•	an additional six months salary;

•	50% of his target bonus for the year in which the termination occurs; and

•	acceleration of the vesting schedule in effect for each of his options then outstanding by an additional six months, so that each option would become exercisable for the additional number of shares that would have otherwise become exercisable under the normal vesting schedule had the executive rendered an additional six months of service with our company prior to the date of the termination.

     Additionally under the severance benefits letter, if within 18 months after our company experiences a change in control (as defined in the severance benefits letter), such as our proposed acquisition by IAC, we (or our successor) terminates Mr. Battle’s employment without cause or he resigns for good reason no more than 60 days after the event giving rise to the good reason, and provided in either case that he executes a release of claims against us and does not encourage any of our employees, suppliers, distributors or licensees to terminate an existing business contractual relationship with our company, then he will be entitled to the following benefits:

•	an additional 12 months salary;

•	100% of his target bonus for the year in which the termination occurs; and

•	acceleration of the vesting schedule in effect for all of his options then outstanding so that each option would become exercisable in full (to the extent not previously exercised).

However, these benefits are subject to limitations designed to prevent the payments from being considered “excess parachute payments” under the Federal tax code.

     Under the severance benefits letter, any of the following events would give Mr. Battle “good reason” to resign (for 60 days following the event):

•	any reduction in the aggregate dollar amount of his base salary;

•	any reduction of his target bonus by more than fifteen percent (15%);

•	any relocation of his principal place of employment of more than fifty (50) miles; or

•	any material reduction in the nature and status of his authorities, duties, and responsibilities, (when such authorities, duties, and responsibilities are viewed in the aggregate).

In addition, after any change in control the occurrence of any of the following events without Mr. Battle’s express written consent would also give him “good reason” to resign (for 60 days following the event):

•	any reduction in his title;

•	any change in his reporting relationship such that he no longer reports to our board (or, if our company then has a parent company, to the board of the ultimate parent of our company);

•	any reduction in the nature and status of his authorities, duties, and responsibilities from the level in effect immediately prior to such change (and for this purpose, if we cease to be a publicly-traded corporation, he will be deemed to have suffered such a reduction unless he is offered a position as an executive officer with the same or more senior title by a publicly-traded parent company); or

•	any rejection of this agreement by any successor to our company or any unexplained termination of his employment by the successor.

     The acquisition of our company as proposed by IAC will qualify as a change in control under the severance benefits letter and, if that merger becomes effective, we will cease to be a publicly-traded company. Accordingly, if IAC acquires Ask Jeeves and does not offer Mr. Battle a similar or more senior position in IAC, and then Mr. Battle resigns within 60 days or is terminated without cause within 18 months after the merger, his options will accelerate and he will receive the other severance benefits described above.

Steven Berkowitz – Chief Executive Officer

     Effective January 1, 2004, our board of directors promoted Steven Berkowitz from president to chief executive officer and appointed him to our board of directors.

     In 2001, our offer letter to Steven Berkowitz, dated April 23, 2001, provided for an initial annual base salary of $275,000 and eligibility to participate in our executive management cash bonus program, with the opportunity to earn up to an additional 120% of his annual base salary if specific company financial and personal performance targets were met.

     For 2004, the compensation committee set Mr. Berkowitz base salary at $325,000 per year with an annual target bonus of 80% of, and an annual maximum bonus of 160% of, his annual base salary. During the fourth quarter of 2004, the compensation committee raised his base salary to $425,000 per year with an annual target bonus of 80% of, and an annual maximum bonus of 160% of, his annual base salary.

     We have entered into the following option agreements with Mr. Berkowitz; in each case the exercise price was equal to the fair market value of one share of our common stock on the date of grant:

•	On May 16, 2001 pursuant to the terms of his offer letter, we awarded him options to purchase up to 360,000 shares at $1.77 per share. These options are vesting over four years with 25% vesting on May 16, 2002 and the remainder vesting in equal monthly installments over the subsequent thirty-six month period;

•	On August 2, 2001, also pursuant to the terms of his offer letter, we awarded him options to purchase up to 40,000 shares at $1.56 per share. These options are vesting over four years with 25% vesting on August 2, 2002 and the remainder vesting in equal monthly installments over the subsequent thirty-six month period;

•	On May 10, 2002 we awarded him options to purchase up to 150,000 shares at $1.21 per share. These options are vesting over four years with 25% vesting on April 1, 2003 and the remainder vesting in equal monthly installments over the subsequent thirty-six month period;

•	On April 1, 2003 we awarded him options to purchase up to 200,000 shares at $6.93 per share. These options are vesting over forty-eight months in equal monthly installments;

•	On November 3, 2003 we awarded him options to purchase up to 350,000 shares at $19.83 per share. These options vest in a series of four annual installments with 10% vesting one year after the grant date, 10% vesting two years after the grant date, 30% vesting three years after the grant date, and the remaining 50% vesting four years after the grant date; and

•	On October 29, 2004 we awarded him options to purchase up to 200,000 shares at $25.78 per share. These options are vesting over forty-eight months in equal monthly installments.

     On November 14, 2002, we provided Mr. Berkowitz with a severance benefits letter agreement that amended aspects of his offer letter of April 23, 2001.

     On October 28, 2004, the compensation committee authorized further revisions to his severance benefits and, pursuant to that authorization, on January 19, 2005 we entered into an amended and restated severance benefits letter agreement with Mr. Berkowitz. This agreement supersedes the November 14, 2002 agreement and any other severance benefit terms included in any other agreement between us and Mr. Berkowitz (including the acceleration terms in some of the above option agreements, but excluding the conditional stock award described below). Under the terms of the January 19, 2005 severance benefits letter agreement, if we terminate Mr. Berkowitz’s employment without cause (as defined in the agreement), or if he resigns for good reason (as explained below) within 60 days of the event giving rise to the good reason, and provided in either case that he executes a release of claims against us and has not encouraged any of our employees, suppliers, distributors or licensees to terminate an existing business contractual relationship with our company, then he will be entitled to:

•	an additional 12 months salary;

•	100% of his target bonus for the year in which the termination occurs; and

•	acceleration of the vesting schedule in effect for each of his options then outstanding by an additional six months, so that each option would become exercisable for the additional number of shares that would have otherwise become exercisable under the normal vesting schedule had the executive rendered an additional six months of service with our company prior to the date of the termination.

     Additionally under the severance benefits letter, if within 18 months after our company experiences a change in control (as defined in the severance benefits letter), such as our proposed acquisition by IAC, we (or our successor) terminates Mr. Berkowitz’s employment without cause or he resigns for good reason no more than 60 days after the event giving rise to the good reason, and provided in either case that he executes a release of claims against us and does not encourage any of our employees, suppliers, distributors or licensees to terminate an existing business contractual relationship with our company, then he will be entitled to the following benefits:

•	an additional 12 months salary;

•	100% of his target bonus for the year in which the termination occurs; and

•	acceleration of the vesting schedule in effect for all of his options then outstanding so that each option would become exercisable in full (to the extent not previously exercised).

However, these benefits are subject to limitations designed to prevent the payments from being considered “excess parachute payments” under the Federal tax code.

     Under the severance benefits letter, any of the following events would give Mr. Berkowitz “good reason” to resign (for 60 days following the event):

•	any reduction in the aggregate dollar amount of his base salary;

•	any reduction of his target bonus by more than fifteen percent (15%);

•	any relocation of his principal place of employment of more than fifty (50) miles; or

•	any material reduction in the nature and status of his authorities, duties, and responsibilities, (when such authorities, duties, and responsibilities are viewed in the aggregate).

In addition, after any change in control the occurrence of any of the following events without Mr. Berkowitz’s express written consent would also give him “good reason” to resign (for 60 days following the event):

•	any reduction in his title;

•	any change in his reporting relationship such that he no longer reports to our board (or, if our company then has a parent company, to the board of the ultimate parent of our company);

•	any reduction in the nature and status of his authorities, duties, and responsibilities from the level in effect immediately prior to such change (and for this purpose, if we cease to be a publicly-traded corporation, he will be deemed to have suffered such a reduction unless he is offered a position as an executive officer with the same or more senior title by a publicly-traded parent company); or

•	any rejection of this agreement by any successor to our company or any unexplained termination of his employment by the successor.

     On September 30, 2003, we granted Mr. Berkowitz a conditional right to be issued up to 140,000 shares of our common stock (“Conditional Stock”) under our 1999 Equity Incentive Plan. Conditional Stock will be issued to Mr. Berkowitz when and if both of the following conditions are met prior to March 31, 2007:

•	a change in control of our company occurs; and

•	upon or following such change in control, Mr. Berkowitz’s employment is terminated either (1) by us (or our successor) for any reason other than for cause (as defined in the award) or (2) by him, if he resigns for a good reason (as described above).

Mr. Berkowitz’s January 19, 2005 severance benefits letter agreement amended certain definitions in the conditional stock award (including those governing “change in control” and “good reason” as used above) to conform to the definitions in the severance benefits letter agreement. However, until the Conditional Stock is issued (if ever), the number of shares of Conditional Stock subject to the award will be automatically reduced by 10,000 shares each quarter until the date on which no shares of Conditional Stock remain subject to the award (scheduled for March 31, 2007). Additionally, the number of shares of Conditional Stock will be automatically reduced to zero if:

•	prior to a change in control, Mr. Berkowitz ceases to be employed by us (regardless of the reason); or

•	subsequent to a change in control, Mr. Berkowitz’s employment is terminated for cause, due to his death or disability, or by his voluntary resignation (other than for a good reason).

Until the Conditional Stock is issued, Mr. Berkowitz has no rights as a stockholder with respect to the Conditional Stock and cannot transfer such stock (or the conditional right to receive it).

     The acquisition of our company as proposed by IAC will qualify as a change in control under the severance benefits letter and, if that merger becomes effective, we will cease to be a publicly-traded company. Accordingly, under our agreements with Mr. Berkowitz, if IAC acquires Ask Jeeves and does not offer Mr. Berkowitz a similar or more senior position in IAC, and then Mr. Berkowitz resigns within 60 days or is terminated without cause within 18 months after the merger, his options will accelerate and he will receive the other severance benefits and conditional stock described above. However, Mr. Berkowitz has entered into an employment agreement with IAC’s merger subsidiary, which modifies some of his rights in the event that we are acquired by IAC. The effect of such modifications will be described in the proxy statement relating to the special meeting (i.e., the meeting of Ask Jeeves’ stockholders that will be called to consider the merger).

Steven J. Sordello – Executive Vice President and Chief Financial Officer

     Mr. Sordello began serving as Chief Financial Officer in December 2000. Prior to that date, he served as Vice President for Financial Planning and Director for Financial Planning and Analysis.

     For 2004, Mr. Sordello’s base salary was $225,000 per year with an annual target bonus of 40% of, and an annual maximum bonus of 80% of, his annual base salary. In the fourth quarter of 2004, the compensation committee decided to increase Mr. Sordello’s base salary from $225,000 to $265,000 per year with an annual target bonus of 50% of, and an annual maximum bonus of 100% of, his annual base salary.

     We have entered into the following option agreements with Mr. Sordello subsequent to his appointment as an executive officer; in each case the exercise price was equal to the fair market value of one share of our common stock on the date of grant:

•	On April 6, 2001, we awarded him options to purchase up to 150,000 shares at $0.875 per share. These options vested over forty-one months with 25% vesting on September 4, 2001 and the remainder vesting in equal monthly installments over the subsequent thirty-six month period;

•	On May 10, 2002 we awarded him options to purchase up to 125,000 shares at $1.21 per share. These options are vesting over forty-eight months in equal monthly installments;

•	On April 1, 2003 we awarded him options to purchase up to 130,000 shares at $6.93 per share. These options are vesting over forty-eight months in equal monthly installments;

•	On January 2, 2004 we awarded him options to purchase up to 50,000 shares at $18.70 per share. These options vest in a series of four annual installments with 10% vesting one year after the grant date, 10% vesting two years after the grant date, 30% vesting three years after the grant date and the remaining 50% vesting four years after the grant date;

•	On October 29, 2004 we awarded him options to purchase up to 75,000 shares at $25.78 per share. These options are vesting over forty-eight months in equal monthly installments.

     On November 14, 2002, we provided Mr. Sordello with a severance benefits letter agreement.

     On October 28, 2004, the compensation committee authorized revised severance benefits and, pursuant to that authorization, on January 19, 2005 we entered into an amended and restated severance benefits letter agreement with Mr. Sordello. This agreement supersedes the November 14, 2002 agreement and any other severance benefit terms included in any other agreement between us and Mr. Sordello (including the acceleration terms in some of the above option agreements, but excluding the conditional stock award described below). Under the terms of the January 19, 2005 severance benefits letter agreement, if we terminate Mr. Sordello’s employment without cause (as defined in the agreement), or if he resigns for good reason (as explained below) within 60 days of the event giving rise to the good reason, and provided in either case that he executes a release of claims against us and has not encouraged any of our employees, suppliers, distributors or licensees to terminate an existing business contractual relationship with our company, then he will be entitled to:

•	an additional six months salary;

•	100% of his target bonus for the year in which the termination occurs; and

•	acceleration of the vesting schedule in effect for each of his options then outstanding by an additional six months, so that each option would become exercisable for the additional number of shares that would have otherwise become exercisable under the normal vesting schedule had the executive rendered an additional six months of service with our company prior to the date of the termination.

     Additionally under the severance benefits letter, if within 18 months after our company experiences a change in control (as defined in the severance benefits letter), such as our proposed acquisition by IAC, we (or our successor) terminates Mr. Sordello’s employment without cause or he resigns for good reason no more than 60 days after the event giving rise to the good reason, and provided in either case that he executes a release of claims against us and does not encourage any of our employees, suppliers, distributors or licensees to terminate an existing business contractual relationship with our company, then he will be entitled to the following benefits:

•	an additional 12 months salary;

•	100% of his target bonus for the year in which the termination occurs; and

•	acceleration of the vesting schedule in effect for all of his options then outstanding so that each option would become exercisable in full (to the extent not previously exercised).

However, these benefits are subject to limitations designed to prevent the payments from being considered “excess parachute payments” under the Federal tax code.

     Under the severance benefits letter, any of the following events would give Mr. Sordello “good reason” to resign (for 60 days following the event):

•	any reduction in the aggregate dollar amount of his base salary;

•	any reduction of his target bonus by more than fifteen percent (15%);

•	any relocation of his principal place of employment of more than fifty (50) miles; or

•	any material reduction in the nature and status of his authorities, duties, and responsibilities, (when such authorities, duties, and responsibilities are viewed in the aggregate).

In addition, after any change in control the occurrence of any of the following events without Mr. Sordello’s express written consent would also give him “good reason” to resign (for 60 days following the event):

•	any reduction in his title;

•	any change in his reporting relationship such that he no longer reports to our CEO (or, if our company then has a parent company, to the CEO of the ultimate parent of our company);

•	any reduction in the nature and status of his authorities, duties, and responsibilities from the level in effect immediately prior to such change (and for this purpose, if we cease to be a publicly-traded corporation, he will be deemed to have suffered such a reduction unless he is offered a position as an executive officer with the same or more senior title by a publicly-traded parent company); or

•	any rejection of this agreement by any successor to our company or any unexplained termination of his employment by the successor.

     On September 30, 2003, we awarded Mr. Sordello a conditional right to be issued up to 70,000 shares of our common stock (“Conditional Stock”) under our 1999 Equity Incentive Plan. Conditional Stock will be issued to Mr. Sordello when and if both of the following conditions are met prior to March 31, 2007:

•	a change in control of our company occurs; and

•	upon or following such change in control, Mr. Sordello’s employment is terminated either (1) by us (or our successor) for any reason other than for cause (as defined in the award) or (2) by him, if he resigns for a good reason (as described above).

Mr. Sordello’s January 19, 2005 severance benefits letter agreement amended certain definitions in the conditional stock award (including those governing “change in control” and “good reason” as used above) to conform to the definitions in the severance benefits letter agreement. However, until the Conditional Stock is issued (if ever), the number of shares of Conditional Stock subject to the award will be automatically reduced by 5,000 shares each quarter until the date on which no shares of Conditional Stock remain subject to the award (scheduled for March 31, 2007). Additionally, the number of shares of Conditional Stock will be automatically reduced to zero if:

•	prior to a change in control, Mr. Sordello ceases to be employed by us (regardless of the reason); or

•	subsequent to a change in control, Mr. Sordello’s employment is terminated for cause, due to his death or disability, or by his voluntary resignation (other than for a good reason).

Until the Conditional Stock is issued, Mr. Sordello has no rights as a stockholder with respect to the Conditional Stock and cannot transfer such stock (or the conditional right to receive it).

      The acquisition of our company as proposed by IAC will qualify as a change in control under the severance benefits letter and, if that merger becomes effective, we will cease to be a publicly-traded company. Accordingly, if IAC acquires Ask Jeeves and does not offer Mr. Sordello a similar or more senior position in IAC, and then Mr. Sordello resigns within 60 days or is terminated without cause within 18 months after the merger, his options will accelerate and he will receive the other severance benefits and conditional stock described above.

Brett M. Robertson – Executive Vice President, General Counsel and Secretary

     Our offer letter to Brett Robertson, dated November 25, 2002, provided for an initial annual base salary of $225,000 and eligibility to participate in the executive management cash bonus plan. Pursuant to the terms of her offer letter, Ms. Robertson also received a one-time retention bonus of $50,000 after her first six months of employment.

     For 2004, Ms. Robertson’s base salary was $225,000 per year with an annual target bonus of 40% of, and an annual maximum bonus of 80% of, her annual base salary. In the fourth quarter of 2004, the compensation committee decided to raise her base salary to $235,000 per year with an annual target bonus of 50% of, and an annual maximum bonus of 100% of, her annual base salary.

     We have entered into the following option agreements with Ms. Robertson; in each case the exercise price was equal to the fair market value of one share of our common stock on the date of grant:

•	On December 3, 2002, pursuant to her offer letter, we awarded her options to purchase up to 200,000 shares at $2.55 per share. These options are vesting over four years with 25% vesting on December 3, 2003 and the remainder vesting in equal monthly installments over the subsequent thirty-six month period;

•	On January 2, 2004 we awarded her options to purchase up to 30,000 shares at $18.70 per share. These options vest in a series of four annual installments with 10% vesting one year after the grant date, 10% vesting two years after the grant date, 30% vesting three years after the grant date and the remaining 50% vesting four years after the grant date;

•	On October 29, 2004 we awarded her options to purchase up to 50,000 shares at $25.78 per share. These options are vesting over forty-eight months in equal monthly installments.

     On December 3, 2002, we provided Ms. Robertson with a severance benefits letter agreement.

     On October 28, 2004, the compensation committee authorized revised severance benefit terms and, pursuant to that authorization, on January 19, 2005 we entered into an amended and restated severance benefits letter agreement with Ms. Robertson. This agreement supersedes the November 14, 2002 agreement and any other severance benefit terms included in any other agreement between us and Ms. Robertson (including the acceleration terms in some of the above option agreements). Under the terms of the January 19, 2005 severance benefits letter agreement, if we terminate Ms. Robertson’s employment without cause (as defined in the agreement), or if she resigns for good reason (as explained below) within 60 days of the event giving rise to the good reason, and provided in either case that she executes a release of claims against us and has not encouraged any of our employees, suppliers, distributors or licensees to terminate an existing business contractual relationship with our company, then she will be entitled to:

•	an additional six months salary;

•	100% of her target bonus for the year in which the termination occurs; and

•	acceleration of the vesting schedule in effect for each of her options then outstanding by an additional six months, so that each option would become exercisable for the additional number of shares that would have otherwise become exercisable under the normal vesting schedule had she rendered an additional six months of service with our company prior to the date of the termination.

     Additionally under the severance benefits letter, if within 18 months after our company experiences a change in control (as defined in the severance benefits letter), such as our proposed acquisition by IAC, we (or our successor) terminates Ms. Robertson’s employment without cause or she resigns for good reason no more than 60 days after the event giving rise to the good reason, and provided in either case that she executes a release of claims against us and does not encourage any of our employees, suppliers, distributors or licensees to terminate an existing business contractual relationship with our company, then she will be entitled to the following benefits:

•	an additional 12 months salary;

•	100% of her target bonus for the year in which the termination occurs; and

•	acceleration of the vesting schedule in effect for all of her options then outstanding so that each option would become exercisable in full (to the extent not previously exercised).

However, these benefits are subject to limitations designed to prevent the payments from being considered “excess parachute payments” under the Federal tax code.

     Under the severance benefits letter, any of the following events would give Ms. Robertson “good reason” to resign (for 60 days following the event):

•	any reduction in the aggregate dollar amount of her base salary;

•	any reduction of her target bonus by more than fifteen percent (15%);

•	any relocation of her principal place of employment of more than fifty (50) miles; or

•	any material reduction in the nature and status of her authorities, duties, and responsibilities, (when such authorities, duties, and responsibilities are viewed in the aggregate).

In addition, after any change in control the occurrence of any of the following events without Ms. Robertson ‘s express written consent would also give her “good reason” to resign (for 60 days following the event):

•	any reduction in her title;

•	any change in her reporting relationship such that she no longer reports to our CEO (or, if our company then has a parent company, to the CEO of the ultimate parent of our company);

•	any reduction in the nature and status of her authorities, duties, and responsibilities from the level in effect immediately prior to such change (and for this purpose, if we cease to be a publicly-traded corporation, she will be deemed to have suffered such a reduction unless she is offered a position as an executive officer with the same or more senior title by a publicly-traded parent company); or

•	any rejection of this agreement by any successor to our company or any unexplained termination of her employment by the successor.

     The acquisition of our company as proposed by IAC will qualify as a change in control under the severance benefits letter and, if that merger becomes effective, we will cease to be a publicly-traded company. Accordingly, if IAC acquires Ask Jeeves and does not offer Ms. Robertson a similar or more senior position in IAC, and then Ms. Robertson resigns within 60 days or is terminated without cause within 18 months after the merger, her options will accelerate and she will receive the other severance benefits described above.

Adrian Cox – Executive Vice President for European Operations

     Adrian Cox’s employment with our U.K. subsidiary, The Ask Jeeves U.K. Partnership, commenced on March 4, 2000. On October 9, 2001, The Ask Jeeves U.K. Partnership provided Mr. Cox with an offer letter. In 2003, in connection with the restructuring of our European operations, Mr. Cox became employed by another of our subsidiaries, Ask Jeeves Internet, Ltd., which provided Mr. Cox with a revised offer letter dated October 27, 2003. This new offer letter replaces the October 9, 2001 letter. The new offer letter, which is subject to English law, provides for an initial annual base salary of £175,000 and eligibility to participate in the executive management cash bonus plan, with an annual target bonus of 40% of, and an annual maximum bonus of 80% of, his annual base salary, with bonuses determined based on his personal performance (25%), the performance of Ask Jeeves’ U.K. division (50%) and Ask Jeeves, Inc. (25%).

     In the fourth quarter of 2004, following our compensation committee’s recommendation, Ask Jeeves Internet, Ltd. raised Mr. Cox’s annual target bonus to 50% of, and his annual maximum bonus to 100% of, his annual base salary, which continues at £175,000 per year.

     Mr. Cox is stationed in London, England. Pursuant to the terms of his offer letter, Mr. Cox may take 25 vacation days per year in addition to public holidays; however, in the letter he agrees that he may be called upon to work in excess of 48 hours per week, on average. Pursuant to the offer letter, if we were to terminate Mr. Cox’s employment other than for cause with less than twelve months notice, we would be required to pay him the greater of £175,000 or his then-current salary (in either case pro rated, based on the extent to which we give him less than twelve months notice). In the offer letter, Mr. Cox makes covenants of confidentiality and non-competition.

     We have entered into the following option agreements with Mr. Cox; in each case the exercise price was equal to the fair market value of one share of our common stock on the date of grant:

•	On June 5, 2002 we awarded him options to purchase up to 160,000 shares at $1.10 per share. These options vested 50% on December 31, 2002 and with the remainder vesting in equal monthly installments over the subsequent twenty month period;

•	On September 5, 2002 we awarded him options to purchase up to 40,000 shares at $1.15 per share. These options vested 25% on September 5, 2003 with the remainder vesting in equal monthly installments over the subsequent thirty-six month period;

•	On April 1, 2003 we awarded him options to purchase up to 40,000 shares at $6.93 per share. These options are vesting over forty-eight months in equal monthly installments;

•	On January 2, 2004 we awarded him options to purchase up to 40,000 shares at $18.70 per share. These options vest in a series of four annual installments with 10% vesting one year after the grant date, 10% vesting two years after the grant date, 30% vesting three years after the grant date and the remaining 50% vesting four years after the grant date;

•	On October 29, 2004 we awarded him options to purchase up to 50,000 shares at $25.78 per share. These options are vesting over forty-eight months in equal monthly installments.

     On October 28, 2004, the compensation committee authorized revisions to our executive severance benefit program and, pursuant to that authorization, on January 25, 2005 we and Ask Jeeves Internet, Ltd. entered into a severance benefits letter agreement with Mr. Cox. This agreement supersedes any other severance-related option acceleration terms included in any other agreement between us and Mr. Cox.

     Under the terms of the January 25, 2005 severance benefits letter agreement, if we terminate Mr. Cox’s employment without cause (as defined in the agreement), or if he resigns for good reason (as explained below) within 60 days of the event giving rise to the good reason, and provided in either case that he executes a release of claims against us and has not encouraged any of our employees, suppliers, distributors or licensees to terminate an existing business contractual relationship with our company, then he will be entitled to acceleration of the vesting schedule in effect for each of his options then outstanding by an additional six months, so that each option would become exercisable for the additional number of shares that would have otherwise become exercisable under the normal vesting schedule had the executive rendered an additional six months of service with our company prior to the date of the termination.

     Additionally under the severance benefits letter, if within 18 months after our company experiences a change in control (as defined in the severance benefits letter), such as our proposed acquisition by IAC, and we (or our successor) terminates Mr. Cox’s employment without cause or he resigns for good reason no more than 60 days after the event giving rise to the good reason, and provided in either case that he executes a release of claims against us and does not encourage any of our employees, suppliers, distributors or licensees to terminate an existing business contractual relationship with our company, then he will be entitled to the acceleration of the vesting schedule in effect for all of his options then outstanding so that each option would become exercisable in full (to the extent not previously exercised). However, these benefits are subject to limitations designed to prevent the payments from being considered “excess parachute payments” under the U.S. Federal tax code (but only to the extent the payments would otherwise be subject to such law).

     Under the severance benefits letter, any of the following events would give Mr. Cox “good reason” to resign (for 60 days following the event):

•	any reduction in the aggregate dollar amount of his base salary;

•	any reduction of his target bonus by more than fifteen percent (15%);

•	any relocation of his principal place of employment of more than fifty (50) miles; and

•	any material reduction in the nature and status of his authorities, duties, and responsibilities, (when such authorities, duties, and responsibilities are viewed in the aggregate).

In addition, after any change in control the occurrence of any rejection of this agreement by any successor to our company or any unexplained termination of his employment by the successor without Mr. Cox’s express written consent would also give him “good reason” to resign (for 60 days following the event).

     Mr. Cox’s January 25, 2005 severance benefits letter agreement also amended certain aspects of his October 27, 2003 offer letter, including the circumstances in which we may terminate his employment for cause and the circumstances in which he will receive severance benefits if he is terminated without cause or resigns for good reason, all of which now conform to the analogous provisions in the severance benefits letter described above.

     The acquisition of our company as proposed by IAC will qualify as a change in control under the severance benefits letter (and the amended provisions of Mr. Cox’s offer letter). Accordingly, if IAC acquires Ask Jeeves and Mr. Cox resigns with good reason or is terminated without cause within 18 months after the acquisition, his options will accelerate and he will receive the other severance benefits described above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As required by Nasdaq rules, all material discretionary transactions between Ask Jeeves and our officers, directors or principal stockholders (or their respective affiliates) must be approved by the audit committee. Our audit committee intends not to approve any such ongoing transactions unless it believes that they are on terms no less favorable to us than could be obtained from unaffiliated third parties.

Transactions with Directors, Officers and Significant Stockholders

     In 2004, we did not engage in any transactions with any of our directors, executive officers, or beneficial owners of 5% or more of our common stock in which the aggregate transaction value per director, officer or stockholder exceeded $60,000 during fiscal year 2004 (other than (a) option awards and exercises and other employment-related transactions, (b) payments of salaries and fees for service on the board and its committees, and (c) transactions entered into before the other party became an executive officer of our company, such as our employment and stock resale agreements with officers of ISH who became officers of Ask Jeeves upon our May 6, 2004 acquisition of ISH).

Business Relationships with Companies in which our Directors hold Material Interests

      In 2004 (and as currently proposed for 2005) we did not make (and do not currently propose to make) payments for property or services to, nor were we indebted to (nor do we propose in 2005 to be indebted to) any public or private companies (1) for which any of our directors or nominee directors, (a) serve as executive officers or (b) either individually or together with their related venture capital funds beneficially own a 10% or greater equity interest and (2) where the aggregate transaction amounts between such company and Ask Jeeves exceeded (or in 2005 are expected to exceed) 5% of either entity’s consolidated gross revenues for 2004 (in the case of payments for property or services) or 5% of our total consolidated assets at December 31, 2004 (in the case of indebtedness).

Transactions with Companies in which our Directors and Executive Officers hold Material Interests

     In 2004, we did not engage in any transactions with public or private companies in which any of our executive officers or directors (or their related venture capital funds) beneficially owned a 10% or greater equity interest at any time since January 1, 2004 and where the aggregate transaction amounts between such company and Ask Jeeves exceeded $60,000 during fiscal year 2004, except as follows:

•	In 2004, we received approximately $246,000 from Intermix Media, Inc. (an advertising network and online direct marketer formerly known as eUniverse) in exchange for online advertising services delivered through our ISH properties. Intermix Media’s ad campaign with ISH began prior to our May 6, 2004 acquisition of ISH and ended in July 2004. We did not extend any special pricing terms to Intermix Media following the acquisition. One of our independent directors, David Carlick, is the chairman of the board of Intermix Media and his related venture capital fund, VantagePoint Venture Partners, holds over 10% of Intermix Media’s voting stock; however, Mr. Carlick had no direct personal interest in these transactions.

•	In 2004 we received approximately $83,000 from Fair, Isaac & Company, Inc. (a supplier of business automation products and services primarily within the consumer credit, financial services and insurance industries) in exchange for online advertising services. We did not extend any special pricing terms to Fair, Isaac & Co. The executive chairman of our board of directors, A. George (“Skip”) Battle, is the chairman of the board of directors of Fair, Isaac & Co.; however, he had no direct personal interest in these transactions.

     We consider these dollar amounts immaterial. Our entry into each of these series of transactions was subsequently ratified by the non-interested members of our audit committee.

Indebtedness of Management

     Since January 1, 2004, none of our directors or executive officers or their family members (nor any companies in which any such person holds a 10% or greater equity interest, nor any trusts or estates for which any such person serves as trustee or in which any such person holds a substantial beneficial interest) has been indebted to us in an amount exceeding $60,000.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

     The compensation committee of our board of directors is composed of Messrs. Carlick and Casella. The compensation committee establishes our compensation program for all employees, including executives. For executive officers, the compensation committee evaluates performance and determines compensation policies and levels.

Compensation Philosophy

     The goals of the compensation program are to align compensation with business objectives and performance and to enable Ask Jeeves to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

•	We pay market-level compensation relative to other companies in the Internet, and Internet software development services and technology industries nationwide, with whom we compete for talent. To ensure that our pay is competitive, we regularly compare our pay practices with those of our competitors and we adjust our pay parameters to market rates based on this review. In each of the past two years, we have engaged a compensation consulting firm to assist us in this review.

•	We provide substantial annual cash bonus opportunities to motivate key employees to achieve specific operating goals.

•	We provide significant equity-based incentives for executives and other key employees to motivate them over the long-term so they will respond to our business challenges and opportunities as owners and not just as employees.

     Base Salary. The salary target range for each class of employee is based upon the compensation of employees in similar positions in similar companies in our industry. Salary adjustments for 2004 relative to each range were based on each individual employee’s performance, as judged by his or her manager.

     The compensation committee annually reviews each executive officer’s base salary. In establishing base salaries for the executive officers other than our chief executive officer, the compensation committee reviews the progress of the projects headed by each such officer and such officer’s contribution to Ask Jeeves. In addition, the committee considers market survey information, individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices.

     Cash Bonus Incentives. The compensation committee has established an executive management cash bonus program and annually reviews and approves the bonus levels thereunder. The program is designed to motivate senior level employees of our corporation to positively impact our business results. The program is designed around three main components:

•	company performance;

•	division performance; and

•	individual performance.

     The compensation committee reviews and approves the annual performance objectives for our individual executive officers as well as the performance objectives for the company and its divisions. The objectives consist of operating, strategic and financial goals that we consider critical to our fundamental long-term goal of building stockholder value.

     Long-Term Stock-Based Incentives. Our long-term incentive program consists of the 1999 Equity Incentive Plan, the 1999 Non-Qualified Equity Incentive Plan and the 1999 Employee Stock Purchase Plan.

     Awards under the 1999 Non-Qualified Equity Incentive Plan and the 1999 Equity Incentive Plan generally utilize vesting periods (generally four years) to encourage key employees to continue in our employ. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Grants are made at 100% of fair market value on the date of grant. Thus, executives receive value from these grants only if our common stock appreciates over time. The size of each option grant is determined based on competitive practices in the Internet technology industry and our philosophy of significantly linking executive compensation with stockholder interests, among other factors. In 2004, the compensation committee granted awards under both the 1999 Non-Qualified Equity Incentive Plan and the 1999 Equity Incentive Plan that will vest over a four-year period. Such grants were intended to provide incentive to successfully develop and expand our company and to maximize stockholder value over the next several years. The compensation committee believes this approach creates an appropriate focus on longer-term objectives and promotes executive retention.

     The 1999 Employee Stock Purchase Plan is intended to provide a means by which our employees may purchase Ask Jeeves common stock through payroll deductions. Unless otherwise determined by our board of directors, common stock is purchased every six months for accounts of employees participating in the plan at a price per share equal to the lower of:

•	85% of the fair market value of one share of common stock on the first day of the current two-year offering period (or, if later the date the employee’s participation in the plan commenced), or

•	85% of the fair market value of one share of common stock on the purchase date.

Generally, all regular employees, including executive officers, who work at least 20 hours per week and are customarily employed by us or by one of our affiliates for at least five months per calendar year may participate in the plan and may authorize payroll deductions of up to 15% of their base compensation for the purchase of stock under the plan. Such purchases of our common stock are intended to provide incentive to maximize longer-term stockholder value. The compensation committee believes this approach creates an appropriate focus on longer-term objectives and promotes employee retention.

Chief Executive Officer Compensation

     In setting the total compensation payable to our chief executive officer, Steve Berkowitz, for the 2004 fiscal year, the compensation committee sought to make that compensation competitive with the compensation paid to the chief executive officers of similarly situated companies in the Internet industry, while at the same time assuring that a significant percentage of compensation was tied to our stock price appreciation. Mr. Berkowitz does not participate in the discussions of the compensation committee relating to the setting of his compensation.

     Base Salary and Bonus. In late 2003, the compensation committee decided to increase Mr. Berkowitz’s base salary for 2004 from $275,000 to $325,000 annually in recognition of his promotion to chief executive officer, as well as to maintain his base salary within the overall market range when compared to the base salary levels in effect for similarly situated chief executive officers. Following the acquisition of ISH and the growth in both revenue and market share of Ask Jeeves, Inc. the compensation committee decided in October 2004 to increase Mr. Berkowitz’s base salary from $325,000 to $425,000 to maintain the competitiveness of his base salary in this new scope. With respect to Mr. Berkowitz’s base salary, it is the intent of the compensation committee to provide him a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by our performance factors. For the 2004 fiscal year, Mr. Berkowitz’s base salary was approximately 11% below the median for the first three quarters of 2004, with respect to our revenue category and at the market median of the base salary levels of other chief executives at companies reviewed by the compensation committee for the fourth quarter of 2004. For 2004, we set Mr. Berkowitz’s target bonus level under the Ask Jeeves executive management cash bonus plan at 80% of his base salary, with a maximum of 160% of his base salary. Mr. Berkowitz’s actual level of cash compensation in 2004 is recorded in the Summary Compensation Table above.

     Long-Term Stock-Based Compensation. The other component of Mr. Berkowitz’s 2004 fiscal year compensation was tied to increased stockholder value through stock price appreciation. In late 2003 we awarded Mr. Berkowitz options to purchase 350,000 shares of our common stock at $19.83 per share, which was the market price on the date of grant. Although relatively large as an annual grant (compared to prior years), this grant recognized the significant new challenges facing Mr. Berkowitz as the company sought opportunities for growth (following our successful 2003 private offering of convertible notes, which raised over $100 million for the company). We structured this grant with relatively unusual vesting terms, to provide incentives for Mr. Berkowitz’s long-term commitment to the company’s success. These options vest in a series of four annual installments with only 10% vesting in each of the first two years after the grant date, 30% vesting three years after the grant date, and the remaining 50% vesting four years after the grant date.

     For this year’s annual grant, we have returned to our historical pattern. On October 29, 2004, we awarded Mr. Berkowitz an option to purchase 200,000 shares at an exercise price equal to the fair market value of the underlying shares on the date of grant. The stock option grant vests in forty-eight equal monthly installments beginning one month after the grant date. The compensation committee believes the use of stock option grants aligns our stockholders’ interests with those of our chief executive officer in that the stock option grant will only have value for Mr. Berkowitz if the market price of the underlying option shares appreciates over the market price on the date of grant. The compensation committee believes that the number of stock options granted to Mr. Berkowitz in fiscal 2004 was approximately between the median and 75th percentile of the stock options granted to similarly situated chief executive officers.

     Executive Severance Benefits Program. The compensation committee elected to put in place executive severance agreements for Steve Berkowitz and the other executives, that leveraged existing executive severance agreements that had been in place and approved during the last three years. Our rationale behind this was threefold:

•	It helped maintain the appropriate environment for the executives to make decisions that support the best interest of the business and shareholders without concern for personal financial stability;

•	It aligned all executives’ total compensation packages to comparable market levels; and

•	It provided internal equity between executive packages.

Certain Tax Considerations

      Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction to publicly held companies for annual compensation exceeding $1 million paid to certain executive officers (namely, the CEO and the four most highly compensated other executive officers, referred to below as “covered executives”). The calculation of each officer’s total compensation in any given year includes his or her cash compensation as well as the compensation that arises for tax purposes upon his or her exercises of options or, in the case of certain options, sales of underlying shares in that year (unless the options qualified as performance-based compensation when granted). There are exceptions to Section 162(m) for “performance-based compensation” that meets certain requirements, as well as for certain compensation paid pursuant to a grant that was made prior to the time we made our initial public offering.

      We believe that none of the deductions arising from options that we granted prior to the time we made our initial public offering are subject to Section 162(m). Deductions arising from certain of the options that we granted following our initial public offering, however, did not qualify for an exception to Section 162(m), and therefore a portion of the deductions pertaining to those options will be disallowed if the compensation deduction attributable to such options, when added to the covered executive’s other compensation, exceeds $1 million in any year. Certain of those options that we have granted were incentive stock options for which no tax deduction was available and therefore Section 162(m) did not apply to those options.

     The cash compensation paid to our top five executive officers in 2004 did not exceed the $1 million ceiling per officer. When their option exercise compensation is added to their cash compensation, however, the total compensation of each of Messrs. Berkowitz, Battle, Sordello and Cox and Ms. Robertson that would otherwise be deductible exceeded $1 million in 2004 and, to that extent, our ability to deduct such compensation for federal income tax purposes may be limited by Section 162(m).

     We believe that if our proposed acquisition by IAC occurs, Section 162(m) will not apply to compensation attributable to any of our officers for the year in which the merger occurs, unless the officer becomes a covered executive of IAC.

Conclusion

     Through the plans described above, a significant portion of our compensation program is contingent on our performance, and realization of benefits is closely linked to increases in long-term stockholder value. We remain committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in highly variable compensation for a particular time period.

By the Compensation Committee:

David S. Carlick, Chairman
James Casella

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes our equity compensation plan information as of December 31, 2004.

				Number of securities
			Weighted-average	remaining available for
	Number of securities		exercise price of	future issuance under
	issuable upon exercise		outstanding	equity compensation plans
	of outstanding options,		options, warrants	(excluding securities
Plan	warrants and rights		and rights	reflected in column (a))
Category	(1)		(2)	(1)
	(a)		(b)	(c)

Equity compensation plans approved by stockholders (3)	6,599,561	(4) (5)	$18.35	5,412,962	(4) (5) (6)

Equity compensation plan not approved by stockholders (7)	1,549,718		$16.94	1,783,294	(8)

Total	8,149,279	(4) (5)	$18.08	7,196,256	(4) (5) (6) (8)

(1)	This table does not include options we assumed in connection with acquisitions of other businesses. Specifically, the table excludes:

(a)	151,568 shares issuable as of December 31, 2004 upon the exercise of options then outstanding under the plans we assumed in our acquisition of Interactive Search Holdings, Inc., under which we do not intend to issue any additional options (the options we assumed from ISH that were outstanding as of December 31, 2004 had a weighted average exercise price of $8.15); and

(b)	8,546 shares issuable as of December 31, 2004 upon the exercise of options then outstanding under the 1998 Direct Hit Stock Option Plan, which we assumed in our acquisition of Direct Hit and under which we do not intend to issue any additional options (the options we assumed from Direct Hit that were outstanding as of December 31, 2004 had a weighted average exercise price of $13.59); and

We also assumed the Net Effect Systems, Inc. 1997 Stock Plan in our acquisition of Net Effect Systems. No options were outstanding under the Net Effect Systems, Inc. 1997 Stock Plan at December 31, 2004 and we do not intend to issue any additional options under this plan.

(2)	Column (b) does not reflect the exercise price of shares underlying the assumed options referred to in footnote (1) above nor the purchase price for any shares that may be purchased under the 1999 Employee Stock Purchase Plan.

(3)	Equity compensation plans approved by stockholders include the 1996 Equity Incentive Plan (under which, as of December 31, 2004, 12,446 shares were subject to outstanding options and zero additional shares were available for future issuance, see note 6, below), the 1999 Equity Incentive Plan (under which, as of December 31, 2004, 6,587,115 shares were subject to outstanding options and 4,836,459 additional shares were available for future issuance) and the 1999 Employee Stock Purchase Plan (under which, as of December 31, 2004, 576,503 shares were available for future issuance).

(4)	Columns (a), (b) and (c) exclude a September 19, 2003 award of 50,000 restricted stock units to a key technical employee under the 1999 Equity Incentive Plan. The restricted stock units are scheduled to vest in one lump sum on September 19, 2006; subject to accelerated vesting (of 1/36 of the total amount for each month worked by the key employee after September 19, 2003) if the key employee suffers an involuntary termination within 12 months after a change in control. When vested, the units will be paid in an equal number of shares of our common stock.

(5)	Columns (a) and (b) exclude and column (c) includes shares of Conditional Stock potentially issuable to Messrs. Berkowitz and Sordello. On September 30, 2003, Mr. Berkowitz was awarded a conditional right to receive 140,000 shares of stock and Mr. Sordello was awarded a conditional right to receive 70,000 shares of stock. As described under “Employment, Change-in-Control and Severance Arrangements,” above, the number of shares subject to each award declines over time. The remaining shares will be issuable only if, upon or following a change in control of our company, the pertinent executive is terminated without cause or resigns for good reason. As of April 16, 2005, a total of 120,000 shares remain subject to the two awards.

(6)	Excludes shares expected to become available in the future pursuant to the annual evergreen formulae in the 1999 Equity Incentive Plan and the 1999 Employee Stock Purchase Plan, as follows:

(a)	The 1999 Equity Incentive Plan provides that the shares subject to the plan shall be increased annually on the date of our Annual Meeting of stockholders by the lesser of (i) seven percent of the total number of shares of common stock then outstanding, (ii) 3,000,000 shares, or (iii) such smaller number of shares as may be determined by our board of directors.

(b)	The 1999 Employee Stock Purchase Plan provides that the shares subject to the plan shall be increased annually on the date of our Annual Meeting of stockholders by the lesser of (i) one percent of the total number of shares of common stock then outstanding, (ii) 400,000 shares, or (iii) such smaller number of shares as may be determined by our board of directors.

In 2003, our 1996 Equity Incentive Plan was cancelled for new grant purposes by our board of directors and, as a result, 2,332,312 shares that would otherwise have been available for award purposes under the 1996 Equity Incentive Plan became unavailable. The 1996 Equity Incentive Plan remains effective only for purposes of currently outstanding awards thereunder. In the event that any such currently outstanding awards are terminated for any reason, the shares subject to such awards on the date of termination will not be available for future issuance under the plan.

The shares available for future issuance under the 1999 Equity Incentive Plan generally may be used for any type of award authorized under the plan including options and rights to acquire restricted stock.

(7)	The equity compensation plan not approved by stockholders is the 1999 Non-Qualified Equity Incentive Plan (including the sub-plan approved by U.K. tax authorities in 2002 for certain grants to certain U.K. residents, which we refer to as the “U.K. Sub-Plan”).

(8)	The shares available for future issuance under the 1999 Non-Qualified Equity Incentive Plan (and the U.K. Sub-Plan) generally may be used for any type of award authorized under the plan including options, rights to acquire restricted stock and stock bonuses.

Material Features of Plans Not Approved by Stockholders

     Our 1999 Non-Qualified Equity Incentive Plan provides for the grant of non-statutory stock options, rights to purchase restricted stock and stock bonuses to employees, members of our board of directors and consultants of our company or any parent or subsidiary of our company. The exercise price of any options granted and the purchase price of any restricted stock awarded shall not be less than 85% of the fair market value of our common stock on the day of grant or award. Stock options expire ten years from the date granted and the plan’s administrators may, but need not, set a rate of vesting with respect to a stock award.

OUR AUDITORS

     Our audit committee has selected Ernst and Young LLP as our independent auditors for the fiscal year ending December 31, 2005. Ernst and Young LLP has audited our annual financial statements since 1998. Consistent with the Sarbanes-Oxley Act of 2002, Ernst and Young LLP assigned a new lead partner to our audit in late 2004. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fees

     Fees billed to us by Ernst & Young LLP during the fiscal years ended December 31, 2004 and December 31, 2003, respectively, are as follows (categorized as required by the SEC):

•	Audit Fees: Ernst & Young LLP’s bills for audit fees and related expenses totaled $1,547,405 during 2004 and $564,500 during 2003 (this category includes fees arising directly from the audit of our annual financial statements, the audit of our internal control over financial reporting, the auditors’ review of our quarterly financial statements, the auditors’ review supporting their consents filed with our Forms S-3 and S-8, and the auditors’ services in connection with our integration of ISH’s financial reporting, among other items).

•	Audit-Related Fees: Ernst & Young LLP did not, during 2004 or 2003, bill us for any audit-related services (such fees would include, for example, fees for assurance and related services that are reasonably related to performance of the audit or their review of our financial statements, and fees for advising on accounting and financial reporting matters, in each case to the extent not included as audit fees, above).

•	Tax Fees: Ernst & Young LLP was not engaged to render, and did not bill us for, any tax services during 2004 and 2003 (tax service fees would include, for example, fees for preparation of our income tax returns and general tax consulting). We engage Deloitte & Touche LLP to handle our tax service needs.

•	All Other Fees: Ernst & Young LLP was not engaged to render, and did not bill us for, any financial information system design and implementation services or other services during 2004 or 2003.

     All of the fees mentioned above were approved by our audit committee, as described below.

Pre-Approval of Auditor Engagements

     The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the SEC require each public company to obtain pre-approval from its audit committee before entering into any engagement with its independent auditor. Our audit committee considered whether the engagements we entered into during 2004 were compatible with maintaining Ernst & Young’s independence, and pre-approved all such engagements.

     We prefer to use accounting firms other than our independent auditors for most non-audit services and, accordingly, the number of pre-approvals for non-audit services has been relatively small. The rules of the SEC allow the audit committee’s pre-approval to be given at a meeting, to occur by action of detailed pre-approval policies adopted by the committee, or to be given by one audit committee member acting under delegated authority from the committee. Although our audit committee has adopted pre-approval policies authorizing certain anticipated services, generally management submits a pre-approval request to the audit committee in advance of each engagement. Our audit committee reviews the requests and any pre-approval it issues is generally subject to pricing constraints. A representative of our independent auditors is present at the audit committee meeting to answer any questions the audit committee may have with respect to the proposed engagement. Our audit committee has also delegated to its chair, Mr. Kirsner, the power to pre-approve any proposed engagement of our independent auditors.

REPORT OF THE AUDIT COMMITTEE

     The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act, or the Exchange Act.

     The following is the report of our audit committee with respect to our audited consolidated financial statements for the fiscal year ended December 31, 2004 included in our Annual Report on Form 10-K for that year.

     The audit committee has reviewed and discussed these audited consolidated financial statements with our management.

     The audit committee has discussed with our independent auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of our consolidated financial statements.

     The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as amended, and has discussed with Ernst & Young LLP its independence.

     Based on the review and discussions referred to above in this report, the Audit Committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

By the Audit Committee:

James D. Kirsner, Chairman
David S. Carlick
Joshua Goldman

STOCK PRICE PERFORMANCE GRAPH

     The information contained in this stock price performance comparison shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act, or the Exchange Act.

     The following graph shows the 60 month cumulative total return through December 31, 2004 resulting from hypothetical investments of $100 on December 31, 1999 in each of (i) Ask Jeeves common stock, (ii) the Nasdaq Stock Market U.S. Index, or (iii) the RDG Internet Index. All values assume full reinvestment of dividends.

60 Month Cumulative Total Return

DEADLINES FOR SUBMITTING STOCKHOLDER PROPOSALS
FOR NEXT YEAR’S ANNUAL MEETING

     The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2005 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 is December 17, 2005 (which is 120 calendar days before the anniversary of the date of this proxy statement). If the date of next year’s Annual Meeting is moved more than 30 days before or after May 24, 2006 (which is the anniversary of this year’s Annual Meeting), the deadline for inclusion of proposals in our proxy statement will be changed to a reasonable time before we begin to print and mail our proxy materials. Such proposals will also need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Pursuant to our bylaws, a stockholder wishing to make a proposal or a nomination for director that is not to be included in our proxy statement for our 2005 Annual Meeting of Stockholders must provide specified information to us between January 24, 2006 and February 23, 2006 (which are 120 days and 90 days, respectively, before the anniversary of this year’s Annual Meeting). Stockholders are also advised to review our bylaws, which contain several additional requirements with respect to advance notice of stockholder proposals and director nominations.

By Order of the Board of Directors,

Brett M. Robertson
EVP, Secretary and General Counsel
Oakland, California
April 16, 2005

     A copy of our annual report to the Securities and Exchange Commission (SEC) on Form 10-K for the fiscal year ended December 31, 2004 is available without charge from the website maintained by the SEC at www.sec.gov or upon written request to:

Investor Relations
Ask Jeeves, Inc.
555 12th Street, Suite 500
Oakland, California 94607

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Exhibit A: Audit Committee Charter

CHARTER OF THE
AUDIT COMMITTEE
of the
BOARD OF DIRECTORS
of
ASK JEEVES, INC.

1.	Purpose; Limitations on Duties. The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Ask Jeeves, Inc. (the “Company”) in overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company and to prepare the annual report of the Audit Committee required by applicable Securities and Exchange Commission (“SEC”) disclosure rules. Among the matters the Committee will oversee are (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements as set forth in Section 3.4 below, (c) the independent auditors’ qualifications and independence, and (d) the performance of the Company’s independent auditors.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

2.	Membership; Appointment; Financial Expert. The Committee will consist of three or more directors of the Company’s Board. All members of the Committee must be directors who meet the knowledge requirements and the independence requirements of applicable law and the rules of the SEC and the NASDAQ National Market (“NASDAQ”) in effect from time to time, including the items listed in NASDAQ Rule 4350(d)(2)(A), (subject to any exceptions allowed by such rules and any waivers granted by such authorities). The members of the Committee will be appointed by and serve at the discretion of the Board. The Chairperson of the Committee will be appointed by the Board. To the extent practicable, at least one member of the Committee shall qualify as an “audit committee financial expert,” as defined in Item 401(h)(2) and (3) of Regulation S-K of the Securities and Exchange Commission. The Company will disclose in the annual report required by Section 13(a) of the Securities Exchange Act of 1934 (the “1934 Act”) (which may incorporate proxy statement disclosure by reference, to the extent permitted by SEC rules) whether or not it has at least one member who is an audit committee financial expert. In any event (as required by NASDAQ Rule 4350(d)(2)(A)) the Committee must include at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

3.	Specific Responsibilities and Duties. The Board delegates to the Committee the express responsibility and authority to:

3.1	Independent Auditors

(a)	Selection; Fees. Be solely and directly responsible for the appointment, compensation, retention, evaluation, and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and, where appropriate, the termination and replacement of such firm. Such independent auditors shall report directly to and be ultimately accountable to the Committee. The Committee has the ultimate authority to approve all audit engagement fees and terms, with the costs of all engagements to be borne by the Company.

(b)	Audit Team. Review the experience and qualifications of the senior members of the independent auditors’ team.

(c)	Scope of Audit. Review, evaluate and approve the annual engagement proposal of the independent auditors (including the proposed scope and approach of the annual audit).

(d)	Lead Audit Partner Review, Evaluation and Rotation. Review and evaluate the lead partner of the independent auditors. Ensure that the lead audit partner having primary responsibility for the audit and the reviewing audit partner of the independent auditors are rotated at least every five years.

(e)	Pre-Approval of Audit and Non-Audit Services. Pre-approve all auditing services and all non-audit services permitted to be performed by the independent auditors. Such pre-approval may be given as part of the Committee’s approval of the scope of the engagement of the independent auditors or on an engagement-by-engagement basis or pursuant to pre-established policies. In addition, the authority to pre-approve non-audit services may be delegated by the Committee to one or more of its members, but such member’s or members’ non-audit service approval decisions must be reported to the full Committee at the next regularly scheduled Committee meeting.

(f)	Auditor Independence.

(i)	Obtain Written Statement. At least annually, obtain and review a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1.

(ii)	Engage in Active Dialogue. Actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditors.

(g)	Review Problems. Review with the independent auditors any audit problems or difficulties the independent auditors may have encountered in the course of its audit work, and management’s responses, including: (i) any restrictions on the scope of activities or access to requested information; and (ii) any significant disagreements with management.

(h)	Related Party Transactions. On an ongoing basis, review all proposed related-party transactions for potential conflict of interest situations and approve (or not approve) such proposals in the Committee’s discretion (“related-party transactions” refers to transactions that would be required to be disclosed pursuant to SEC Regulation S-K, Item 404).

3.2	Financial Reporting

(a)	Annual Financials. Review and discuss with management and the independent auditors the Company’s annual audited financial statements, (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), any unusual or non-recurring items, the nature and substance of significant reserves, the adequacy of internal controls and other matters that the Committee deems material, prior to the public release of such information. Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the 1934 Act. Recommend to the Board whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.

(b)	Quarterly Financials. Review and discuss with management and the independent auditors the Company’s quarterly financial statements (including the Company disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), the results of the independent auditors’ reviews of the quarterly financial statements, and other matters that the Committee deems material prior to the public release of such information.

(c)	Accounting Principles. Review with management and the independent auditors material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and any items required to be communicated by the independent auditors in accordance with AICPA Statement of Auditing Standards (“SAS”) 61.

(d)	Judgments. Review reports prepared by management or by the independent auditors relating to significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

(e)	Press Releases. Discuss earnings press releases with management (including the type and presentation of information to be included in earnings press releases), as well as financial information and earnings guidance provided to analysts and rating agencies.

3.3	Financial Reporting Processes; CEO and CFO Certifications.

(a)	Internal and External Controls. In consultation with the independent auditors and the Company’s financial and accounting personnel, review reports and certifications on the integrity, adequacy and effectiveness of the Company’s accounting and financial controls, both internal and external, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

(b)	Reports from independent auditors. Obtain and review timely reports from the independent auditors regarding:

(i)	all critical accounting policies and practices to be used by the Company;

(ii)	all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

(iii)	all other material written communications between the independent auditors and management, including any management letter or schedule of unadjusted differences.

(c)	CEO and CFO Certifications. Discuss with the Chief Executive Officer and the Chief Financial Officer the processes involved in and any material required as a result of the Form 10-K and 10-Q certification process concerning deficiencies in design or operation of internal controls or any fraud involving management or employees with a significant role in the Company’s internal controls.

3.4	Legal and Regulatory Compliance

(a)	SEC Report. Prepare the annual report included in the Company’s proxy statement as required by the proxy rules under the 1934 Act.

(b)	Reports from Others. Obtain such reports from management, auditors, the general counsel, tax advisors or any regulatory agency as the Committee deems necessary regarding regulatory compliance, transactions with affiliates, and other legal matters that may have a material effect on the Company’s financial statements and the consideration of those matters in preparing the financial statements.

(c)	Code of Conduct; Waivers. Approve and monitor the Company’s compliance with a code of conduct or ethics as required by applicable law or exchange listing standards and covering the conduct and ethical behavior of directors, officers and employees, and approve in advance any amendments to it or waivers of it for directors, executive officers and senior financial officers.

(d)	Complaints. Establish procedures for:

(i)	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

(ii)	the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

3.5	Annual Evaluation of Charter.

(a)	Review and Publication of Charter. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board, as appropriate, and publish this Charter as required by applicable law.

4.	Reports to Board; Meetings, Minutes.

4.1	Executive Sessions. The Committee shall meet with each of the independent auditors, internal auditors (or other personnel responsible for the Company’s internal audit function) and management in separate executive sessions regularly (with such frequency as it determines) to discuss any matters that the Committee or these groups believe should be discussed privately.

4.2	Other Meetings. Other meetings will be with such frequency, and at such times, as its Chairperson, or a majority of the Committee, determines, but the Committee shall meet at least quarterly. Special meetings of the Committee may be called by the Chairperson and will be called promptly upon the request of any two Committee members. The agenda of each meeting will be prepared by the Chairperson and circulated, if practicable, to each member prior to the meeting date. Unless the Committee or the Board adopts other procedures, the provisions of the Company’s Bylaws applicable to meetings of Board committees will govern meetings of the Committee.

4.3	Minutes. Minutes of each meeting will be kept.

5.	Subcommittees. The Committee has the power to appoint and delegate matters to subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Board or the Committee (except as permitted by Section 3.1(e) above).

6.	Advisors and Counsel; Reliance; Investigations; Cooperation.

6.1	Retention of Advisors and Counsel. The Committee has the power, in its sole discretion, to obtain advice and assistance from, and to retain at the Company’s expense, such independent or outside legal counsel, accounting or other advisors and experts as it determines necessary or appropriate to carry out its duties, and in connection therewith to receive appropriate funding, determined by it, from the Company.

6.2	Administrative Expenses. The Committee may determine the level and cost of ordinary administrative expenses necessary or appropriate in carrying out its duties, with such costs to be borne by the Company.

6.3	Reliance Permitted. The Committee will act in reliance on management, the Company’s independent auditors, internal auditors, and advisors and experts, as it deems necessary or appropriate.

6.4	Investigations. The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

6.5	Required Participation of Employees. The Committee shall have unrestricted access to the Company’s employees, independent auditors, internal auditors, internal and outside counsel, and may require any employee of the Company or representative of the Company’s outside counsel or independent auditors to attend meetings of the Committee or to meet with any members of the Committee or representative of the Committee’s counsel, advisors or experts.

7.	Rules and Procedures. Except as expressly set forth in this Charter or the Company’s Bylaws, or as otherwise provided by law or the rules of NASDAQ, the Committee shall establish its own rules and procedures.

Exhibit B: Compensation Committee Charter

CHARTER OF THE
COMPENSATION COMMITTEE
of the
BOARD OF DIRECTORS
of
ASK JEEVES, INC.

1.	Purpose. The purpose of the Compensation Committee (the “Committee”) is to discharge the responsibilities of the Board of Directors (the “Board”) of Ask Jeeves, Inc. (the “Company”) relating to compensation of the Company’s executives and directors, to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations, and to take such other actions within the scope of this Charter as the Committee deems necessary or appropriate.

The Company’s compensation policies should be designed to allow the Company to recruit and retain superior talent and create a significant direct relationship between pay and benefit levels and performance. Compensation payable to the Company’s executives should provide overall competitive pay and benefit levels, create proper incentives to enhance the value of the Company, and reward superior performance.

2.	Membership. The Committee will be comprised of two or more directors. All members of the Committee shall: (a) be independent directors (as determined by the Board) under the independence standards of the Nasdaq National Market; (b) qualify as non-employee directors under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “34 Act”); and (c) qualify as outside directors under Internal Revenue Code Section 162(m) and any applicable law (subject in each case to any exceptions allowed by such rules and any waivers granted by the relevant authorities). The members of the Committee will be appointed by and serve at the discretion of the Board. The Board will appoint the Chairperson of the Committee.

3.	Specific Responsibilities and Duties. The Board delegates to the Committee the express authority to do the following, to the fullest extent permitted by applicable law and the Company’s Certificate of Incorporation and Bylaws:

(a)	Compensation Policies. Develop, review, evaluate and approve the Company’s overall compensation policies, and establish performance-based incentives that support and reinforce the Company’s long-term strategic goals, organizational objectives and stockholder interests.

(b)	Chief Executive Officer (“CEO”) Compensation and Goals. Review and approve goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level (including, but not limited to, salary, long- and short-term incentive plans, retirement plans, deferred compensation plans, equity award plans, change in control or other severance plans, as the Committee deems appropriate) based on this evaluation. The Committee shall discuss and determine the CEO’s compensation in executive session. By invitation of the Committee, the CEO may participate in any other Committee discussions and may be present during any other Committee votes.

(c)	Executive Officers. Consider and approve the selection, retention and remuneration arrangements for other executive officers and establish, review and approve compensation plans in which any executive officer is eligible to participate. Such remuneration arrangements may include long- and short-term incentive plans, retirement plans, deferred compensation plans, equity award plans, change in control or other severance plans, as the Committee deems appropriate.

(d)	Other Senior Officers and Employees. Receive and evaluate performance target goals for senior officers and employees (other than executive officers) and review periodic reports from the CEO as to the performance and compensation of such senior officers and employees.

(e)	Incentive Compensation Plan Recommendations. Make recommendations to the Board with respect to the Company’s incentive-compensation plans and equity-based compensation plans and approve for submission to stockholders all new stock option and equity compensation plans and any amendments thereto.

(f)	Performance-Based Awards. The Committee shall (to the extent, if any, it determines to be advisable) grant stock options, stock appreciation rights, and performance based awards designed to qualify as performance-based compensation within the meaning of Internal Revenue Code Section 162(m).

(g)	Compensation Plan Administration. The Committee shall administer the Company’s 1996 Equity Incentive Plan, 1999 Equity Incentive Plan, 1999 Non-Qualified Equity Incentive Plan, Employee Stock Purchase Plan, and any other equity-based compensation plan adopted by the Board or the Company’s stockholders in the future for which no other administrator is named by the Board, the stockholders or the terms of such plan (the foregoing, collectively, the “Plans”), as the same may be amended and in effect from time to time. As administrator of the Plans, the Committee may, without limitation:

(i)	Grant options and other awards under the Plans, provided, however, that each grant shall satisfy all the applicable terms of the Plan under which it is granted as in effect at the time of grant; and

(ii)	Take any other action which, by the terms of the applicable Plan, may be taken by the administrator of such Plan.

(h)	Non-Plan Awards. The Committee may grant cash awards which are not pursuant to any Plan and set the terms of such awards. In addition to the Committee’s authority pursuant to the foregoing clause, the Committee may grant equity-based awards which are not pursuant to any of the Plans identified in the foregoing clause; provided that any such award satisfies any approval requirements of applicable law or the Nasdaq National Market (for example, and without limitation, the Committee may authorize an award grant to a person not previously an employee or director of the Company, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the Company).

(i)	Overall Review of other Programs. Except as otherwise determined by the Board, review the other compensation programs of the Company in light of Company and program objectives, needs, and current benefit levels.

(j)	Board. Set and review the compensation for the Board and committee members.

(k)	Annual Report. Produce an annual report on executive compensation for inclusion in the Company’s proxy statement.

(l)	Review and Publication of Charter. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. Publish the Charter as required by the rules and regulations of applicable law and as otherwise deemed advisable by the Committee.

(m)	Other Actions. Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

(n)	Recommendations. Make recommendations and report to the Board and other Board committees with respect to compensation policy of the Company or any of the foregoing matters.

4.	Meetings. The Committee will meet with such frequency, and at such times as its Chairperson, or a majority of the Committee, determines. A special meeting of the Committee may be called by the Chairperson and will be called promptly upon the request of any two Committee members. The agenda of each meeting will be prepared by the Chairperson and circulated, if practicable, to each member prior to the meeting date. Unless the Committee or the Board adopts other procedures, the provisions of the Company’s Bylaws applicable to meetings of Board committees will govern meetings of the Committee.

5.	Minutes. Minutes of each meeting will be kept with the regular corporate records.

6.	Subcommittees. The Committee has the power to appoint subcommittees.

7.	Reliance; Experts; Cooperation.

(a)	Retention of Independent Counsel and Advisors. The Committee has the power, in its discretion, to retain at the Company’s expense such independent counsel and other advisors and experts as it deems necessary or appropriate to carry out its duties.

(i)	Compensation Consultant. The Board delegates to the Committee the express authority to decide whether to retain a compensation consultant or consultancy firm to assist in the evaluation of compensation pursuant to this Charter. If the Committee decides in its discretion to retain such a consultant or firm, the Board delegates to the Committee the sole authority to retain and terminate any such consultant or firm and to approve the fees and other retention terms.

(b)	Reliance Permitted. In carrying out its duties, the Committee will act in reliance on management, the independent public accountants, internal auditors (if any), and outside advisors and experts, as it deems necessary or appropriate.

(c)	Investigations. The Committee has the authority to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

(d)	Required Participation of Employees. The Committee shall have unrestricted access to the independent public accountants, the internal auditors (if any), internal and outside counsel, and anyone else in the Company, and may require any officer or employee of the Company or the Company’s outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee.

Exhibit C: Nominating Committee Charter

CHARTER OF THE
NOMINATING COMMITTEE
of the
BOARD OF DIRECTORS
of
ASK JEEVES, INC.

1.	Purpose. The purpose of the Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Ask Jeeves, Inc. (the “Company”) is (a) to identify (i) individuals qualified to be Board members and (ii) directors qualified to serve on Board committees; (b) to select, or recommend for the Board’s selection, the individual(s) to be named in the Company’s proxy statements as candidate(s) for election to the Board; (c) upon any mid-term Board vacancy (or other circumstance under which applicable law and the Company’s charter and bylaws allow the Board to appoint a new director), to select, or recommend for the Board’s selection, the individual(s) to be appointed as director(s) by the Board; and (d) to make recommendations to the Board regarding (i) which directors the Board appoints to serve on its various committees, (ii) which committee member is selected as the chairperson of each committee, and (iii) the terms of directors’ and chairpersons’ service on each committee (or as chairperson, as applicable) and on the Board. No appointment by the Board shall be invalid, however, as a result of any failure of the Nominating Committee to make a recommendation to the Board regarding such appointment. In the event of any inconsistency between the nominee selected (or recommended) by the Committee and the nominee selected (or recommended to stockholders) by the Board, the Board’s choice shall be respected.

2.	Membership. The Committee will be comprised of two or more directors. All members of the Committee must be directors who meet the independence requirements of applicable law and the rules of the Securities and Exchange Commission and the Nasdaq National Market in effect from time to time (subject to any exceptions allowed by such rules and any waivers granted by such authorities). The members of the Committee will be appointed by and serve at the discretion of the Board. The Chairperson of the Committee shall be selected by the Board.

3.	Specific Responsibilities and Duties. The Board delegates to the Committee the express authority to:

(a)	Board Composition. Evaluate the size and composition of the Board, develop criteria for Board membership, and evaluate the independence of existing and prospective directors.

(b)	Candidates and Nominees. Actively seek and evaluate qualified individuals to become new directors as needed.

(c)	Current Directors. Review the suitability of each Board member for continued service when his or her term expires and when he or she has a significant change in status.

(d)	Committees. Evaluate the nature, structure and composition of other Board committees.

(e)	Review Charter. Review and reassess the adequacy of this Charter.

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(f)	Other Actions. Take such other actions as may be necessary or appropriate to fulfill the Committee’s purposes (as stated above) and as may be requested or required by the Board from time to time.

(g)	Recommendations; Reports. Make recommendations and report to the Board and other Board committees with respect to any of the foregoing matters.

4.	Search Firm. The Board delegates to the Committee the express authority to decide whether to retain a search firm to assist the Committee in identifying, screening and attracting director candidates. If the Committee decides in its discretion to retain such a firm, the Board delegates to the Committee the sole authority to retain and terminate any such firm and to approve the search firm’s fees and other retention terms.

5.	Meetings. The Committee will meet with such frequency, and at such times, as its Chairperson, or a majority of the Committee, determines. A special meeting of the Committee may be called by the Chairperson and will be called promptly upon the request of any two Committee members. The agenda of each meeting will be prepared by the Chairperson and circulated to each member prior to the meeting date. Unless the Committee or the Board adopts other procedures, the provisions of the Company’s Bylaws applicable to meetings of Board committees will govern meetings of the Committee.

6.	Minutes. Minutes of each meeting will be kept. The Committee will report to the Board regularly or whenever requested to do so by the Board.

7.	Subcommittees. The Committee has the power to appoint subcommittees, but no subcommittee will have any final decision making authority on behalf of the Board.

8.	Reliance; Experts; Cooperation.

(a)	Retention of Counsel and Advisors. The Committee has the power, in its discretion, to retain at the Company’s expense such counsel, advisors and experts as it deems necessary or appropriate to carry out its duties.

(b)	Reliance Permitted. The Committee will act in reliance on management, the Company’s independent public accountants, internal auditors (if any), and advisors and experts, as it deems necessary or appropriate to enable it to carry out its duties.

(c)	Investigations. The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

(d)	Required Participation of Employees. The Committee shall have unrestricted access to the Company’s employees, independent public accountants, internal auditors (if any), and internal and outside counsel, and may require any employee of the Company or representative of the Company’s outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of the Committee or representative of the Committee’s counsel, advisors or experts.

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DETACH HERE

PROXY

ASK JEEVES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2005

     The undersigned hereby appoints Steven J. Sordello and Brett M. Robertson and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Ask Jeeves, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Ask Jeeves, Inc. to be held at the Oakland Marriott City Center, 1001 Broadway, Oakland, California on Tuesday, May 24, 2005 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN PROPOSAL 1 AND “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP IN PROPOSAL 2

1.	To elect three directors to hold office until the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
Nominees: (01) David S. Carlick and (02) James D. Kirsner.

	FOR ALL NOMINEES	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	☐

☐	(INSTRUCTION: To withhold authority to vote for either nominee alone, check this box and write such nominee’s name above.)

2.	To ratify the selection of Ernst & Young LLP as independent auditors of Ask Jeeves for its fiscal year ending December 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

		Mark box at right if you plan to attend the Annual Meeting.		☐

		Mark box at right if an address change and note at left.		☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature:	Date:	Signature:	Date: